                                                                   Exhibit 10.32

                       STANDARD FORM OF SUBLEASE AGREEMENT

                  SUBLEASE made as of October 26, 1999 between MERCK-MEDCO MANAGED CARE, L.L.C., with an office at 100 Summit Avenue, Montvale, New Jersey 07645 ("SUBLESSOR"), and MOVADO GROUP, INC., with an office at 125 Chubb Avenue, Lyndhurst, New Jersey 07071 hereinafter ("SUBLESSEE").

                              PRELIMINARY STATEMENT

         Kraft General Foods, Inc., as "Tenant", and Whiteweld Centre, Inc., as "Landlord", have previously entered into that certain Lease (the "Master Lease"), dated as of December 28, 1992, providing for the leasing of certain space, totaling approximately 19,374 rentable square feet (the "Demised Premises"), and improvements therein, located at 300 Tice Boulevard, Woodcliff Lake, New Jersey and more particularly described in the Master Lease for a lease term commencing April 1, 1993 and ending March 31, 2001, unless sooner terminated as provided in the Master Lease;

                  SUBLESSOR has subleased, as sublessee, from Tenant, as sub-lessor the Demised Premises, pursuant to a certain sublease dated December 23, 1994 (the "Major Sublease") for a sublease term commencing April 15, 1994 and ending March 31, 2001, unless sooner terminated as provided therein; and

                  SUBLESSOR desires to sublet to SUBLESSEE and SUBLESSEE desires to hire from SUBLESSOR all of the Demised Premises; and

                  It is agreed as follows:

         1. SUBLEASE. SUBLESSOR sublets to SUBLESSEE all of the Demised Premises consisting of approximately 19,374 square feet as shown on the floor plan annexed hereto as Exhibit A (the "Sublet Premises"), for general office use and for no other purpose.

         2. TERM. The term of this sublease ("Sublease Term") shall commence on the date first set forth above and expire on March 30, 2001, or such earlier date upon which the Sublease Term expires or terminates pursuant to the provisions of this sublease, or the Master Lease or Major Sublease terminates, or pursuant to law.

         3. RENT. The rent for the Sublease Term shall be $329,358.00 per annum and shall be payable monthly, in advance, commencing sixty (60) days after possession of the Sublet Premises is delivered to SUBLESSEE and on the first
(1st) day of each calendar month thereafter, in equal monthly installments of $27,446.50, except that the installment for the first month of the Sublease Term (or partial month in the event the date which is sixty (60) days after delivery of possession of the Sublet Premises to SUBLESSEE occurs on any day other than the first day of a month) shall be payable upon the execution hereof. SUBLESSOR shall deliver possession of the Sublet Premises to SUBLESSEE no later than the first business day after the date that both Landlord and Tenant shall have executed the consents set forth at the end of this Sublease or shall have executed such other consents which in form and substance are satisfactory to SUBLESSEE. SUBLESSEE shall pay as additional rent, including tenant electric, 100% of any payments or expenses, except Base Rent, required to be made by SUBLESSOR under the Major Sublease which relate to the Sublet Premises. All payments called for under this sublease shall be made within twenty (20) days after SUBLESSEE'S receipt of a statement from SUBLESSOR setting out such items of additional rent then due and without setoff or deduction, at SUBLESSOR'S office or at such other address as SUBLESSOR may designate.

         4. SUBORDINATION TO MASTER LEASE AND MAJOR SUBLEASE. This sublease is subordinate to, and SUBLESSEE accepts this sublease subordinate to, the Master Lease and Major Sublease and the matters to which the Master Lease and Major Sublease are subordinate, provided that Landlord and Tenant agree not to disturb the quiet enjoyment and possession of the Sublet Premises by SUBLESSEE as long as SUBLESSEE is not in default hereunder, SUBLESSOR is not in default under the Major Sublease or Tenant is not in default under the Master Lease. This sublease is also subordinate to, and SUBLESSEE accepts this sublease subordinate to, any amendments to the Master Lease hereafter made between Tenant and Landlord and the Major Sublease hereafter made between Tenant and SUBLESSOR, provided that Landlord and Tenant agree not to disturb the quiet enjoyment and possession of the Sublet Premises by SUBLESSEE as long as SUBLESSEE is not in default hereunder, SUBLESSOR is not in default under the Major Sublease or Tenant is not in default under the Master Lease. Copies of the documents comprising the Master Lease and Major Sublease have been delivered to and reviewed by SUBLESSEE. SUBLESSEE acknowledges that SUBLESSOR cannot convey to SUBLESSEE any greater estate than SUBLESSOR has been granted pursuant to the Major Sublease.

         The provisions of the Master Lease and Major Sublease are incorporated herein by reference with the same force and effect as if they were fully set forth herein, except as otherwise specifically provided herein, and the provisions of the Major Sublease and the Master Lease shall, as between SUBLESSOR and SUBLESSEE (as if they were, respectively, SUBLESSOR and SUBLESSEE under the Major Sublease, and Landlord and Tenant under the Master Lease) constitute the terms of this sublease, except for those relating to Base Rent, additional rent or any other amounts payable either by SUBLESSOR to Tenant under the Major Sublease or by Tenant to Landlord under the Master Lease, and those which are otherwise inapplicable to, inconsistent with or modified by the terms of this sublease. This incorporation by reference specifically includes the indemnification provisions of Paragraph 9(b) of the Major Sublease, which will run from SUBLESSEE to SUBLESSOR, Tenant and Landlord.

         SUBLESSEE covenants that SUBLESSEE will not do anything in or with respect to the Sublet Premises or omit to do anything which SUBLESSEE is obligated to do under the terms of the sublease which would constitute a default under the Master Lease or Major Sublease or might cause the Master Lease or Major Sublease to be cancelled, terminated or forfeited or might make Tenant or SUBLESSOR liable for any damages, claims or penalties.

         5. DAMAGE OR INJURY. Landlord, Tenant and SUBLESSOR shall not be liable for any damage to property or injury to persons, sustained by SUBLESSEE or others, caused by conditions or activities on the Sublet Premises, provided, however, that notwithstanding the foregoing, SUBLESSOR shall be liable to SUBLESSEE to the same extent that Tenant may be liable to SUBLESSOR under the Major Sublease and, provided further, that

SUBLESSOR shall be liable for any such damage to the extent it arises out of any act or omission of SUBLESSOR or any of its employees, agents, officers, directors, representatives or contractors. SUBLESSEE shall indemnify the Landlord, Tenant and SUBLESSOR against all claims arising from the negligence or intentional misconduct of SUBLESSEE or any of its employees, agents, officers, directors, representatives or contractors or arising from any breach by SUBLESSEE of any of the terms and conditions contained herein and shall carry insurance as required by the Master Lease or the Major Sublease, whichever is greater, which shall name Landlord, Tenant and SUBLESSOR as additional insureds.

         6. REPAIRS BY TENANT. SUBLESSOR shall not do or permit to be done any act or thing which is a default under this sublease or the Major Sublease or the Master Lease. SUBLESSOR agrees that SUBLESSEE shall be entitled to receive all services and repairs to be provided by Tenant to SUBLESSOR under the Major Sublease. SUBLESSEE shall look only to SUBLESSOR for any services to be furnished to SUBLESSEE in accordance with this sublease. SUBLESSOR shall use its reasonable efforts to obtain for SUBLESSEE any services which are the obligation of Tenant or Landlord.

         7. BROKER. SUBLESSEE warrants and represents that it has dealt with no broker or any other person except for Alexander Summer LLC who would legally claim to be entitled to receive a brokerage commission or finder's or consultant's fee with respect to this transaction. SUBLESSEE shall indemnify SUBLESSOR, Landlord and Tenant against the claim of any person, firm or corporation arising out of any inaccuracy or alleged inaccuracy of the above representation.

         8. SUBLESSEE'S COVENANTS. SUBLESSEE covenants with SUBLESSOR to hire the Sublet Premises and to pay the rent therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same; and also that it shall not make alterations therein, nor use the same for any purpose but that hereinbefore authorized. SUBLESSEE has inspected the Sublet Premises and accepts same in their present condition subject to the representations and warranties contained herein and subject to delivery of the Sublet Premises by SUBLESSOR in broom clean condition, without any warranties or representations (express or implied) being relied upon, except for such representations and warranties made to or for the benefit of SUBLESSOR as SUBLESSEE under the Major Sublease and, further, SUBLESSOR's representations and warranties that (1) all of the Building's electrical, plumbing, HVAC and other systems serving the Sublet Premises (excluding any electrical systems installed by and subsequently removed by SUBLESSOR) shall be operational and in good working order on the date the Sublet Premises are delivered to SUBLESSEE and (2) each of the Major Sublease and the Master Lease is, and will be on the date the Sublet Premises are delivered to SUBLESSEE, in full force and effect, without modification, and neither SUBLESSOR, Tenant nor Landlord is in default thereunder, and SUBLESSOR has received no notice of default thereunder which remains uncured and is not aware of any act or occurrence which, but for the passage of time or the giving of notice or both, would constitute a default under the Major Sublease or the Master Lease; and (3) SUBLESSOR has not made any claim upon Tenant or Landlord.

         9. CONSENT. No rights as a tenant of the Sublet Premises are conferred upon SUBLESSEE until (i) this sublease has been signed by SUBLESSOR and an executed copy has been delivered to SUBLESSEE and (ii) the consents of Tenant and Landlord have been obtained. SUBLESSOR shall promptly after the execution of this sublease by both SUBLESSOR and SUBLESSEE submit this sublease to Landlord and Tenant for their consent. If the Landlord or Tenant refuse to grant consent or if the Master Lease or Major Sublease is cancelled for any reason whatsoever prior to the first day of the Sublease Term, all sums received hereunder by SUBLESSOR shall be returned to SUBLESSEE without interest and without any further liability on the part of the SUBLESSOR or SUBLESSEE and this sublease shall be deemed void and of no effect.

         10. SUBLESSOR shall indemnify and hold SUBLESSEE harmless from and against any and all liability, loss, damage, claim or expense of any kind whatsoever (including, without limitation, reasonable attorney's fees and disbursements) in any way arising out of or connected with any breach, default or failure to perform on SUBLESSOR's part under this Sublease (from and after the date hereof) and, to the extent same does not result from a failure of SUBLESSEE to perform its obligations under the Sublease, under the Major Sublease. SUBLESSOR agrees that, so long as this Sublease shall continue in effect and SUBLESSEE shall not be in default as to any of its obligations hereunder, (a) it shall pay all rent as and when due under the Major Sublease, and (b) it shall not take any action or omit to take any action within its control, if such actions or omissions would result in a default under, or cancellation or termination of, the Major Sublease or the Master

Lease. Notwithstanding any other provision of this Sublease, SUBLESSOR shall not be liable to SUBLESSEE for any consequential damages suffered by SUBLESSEE.

         11. NOTICES. SUBLESSOR agrees to forward to SUBLESSEE, promptly upon receipt thereof by SUBLESSOR, a copy of each notice of default received by SUBLESSOR in its capacity as SUBLESSEE under the Major Sublease. SUBLESSEE agrees to forward to SUBLESSOR, promptly upon receipt thereof, copies of any notices received by SUBLESSEE from Tenant or Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall sent either by hand delivery, or certified mail/return receipt requested or by a nationally recognized overnight courier service, such as FedEx or UPS, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to the SUBLESSOR shall be sent to the attention of:

                  Merck-Medco Managed Care, L.L.C.
                  100 Summit Avenue
                  Montvale, New Jersey 07645
                  Attn:  Andrew A. Munroe, Esq.
                         Assistant Counsel

Notices to SUBLESSEE shall be sent to attention of:

                  Movado Group, inc.
                  300 Tice Blvd.
                  Woodcliff Lake, NJ 07675
                  Attn:  Richard Buonocore, V.P. Admin.
                  Copy to:  Timothy F. Michno, Esq., General Counsel

         12. There are no oral agreements between the parties hereto affecting this sublease and this sublease supercedes and cancels any and all previous negotiations, agreements and understanding between the parties hereto with respect to the subject matter hereof. This sublease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublet Premises. This agreement may not be modified or amended except in writing signed by the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 26 day of October, 1999.


MERCK MEDCO MANAGED CARE, L.L.C.            MOVADO GROUP, INC.
As SUBLESSOR                                As SUBLESSEE


By:      /s/Richard T. Clark                By:      /s/Efraim Grinberg
         Name:Richard T. Clark              Name:    Efraim Grinberg
         Title:President                             Title:President

                    CONSENT BY 300 TICE REALTY ASSOCIATES LLC

         300 TICE REALTY ASSOCIATES LLC HEREBY consents to the above sublease. Nothing contained herein shall be deemed a consent to any further subletting of the Demised Premises or assignment of the Master Lease, Major Sublease or this Sublease.

         Landlord further agrees that in the event the Master Lease is terminated prior to the expiration date of this sublease, Landlord will not disturb SUBLESSEE's possession and quiet enjoyment of the Sublet Premises provided that SUBLESSEE makes full and complete attornment to Landlord for the balance of the term of this sublease.

                                        300 TICE REALTY ASSOCIATES L.L.C.
                                        As LANDLORD

                                        By:  Mack-Cali Realty, L.P., member

                                        By:  Mack-Cali Realty Corporation,
                                             its general partner

                                        By:  /s/John J. Crandall
                                             John J. Crandall
                                             Vice President - Leasing

                                                                   Exhibit ???

================================================================================



                             WHITEWELD CENTRE, INC.


                                                       Landlord,


                           KRAFT GENERAL FOODS, INC.


                                                       Tenant.




                                   L E A S E



                          ---------------------------

                            Dated: December 28, 1992

                          ---------------------------


                     Premises:      Portion of Second Floor
                                    Whiteweld Centre, Inc.
                                    300 Tice Boulevard
                                    Woodcliff Lake, New Jersey 07675




================================================================================

=============================================================================

                                   I N D E X

ARTICLE                                                               Page
      1   DEMISE, PREMISES, TERM, RENT, PARKING....................    1
      2   USE......................................................    3
      3   PREPARATION OF DEMISED PREMISES FOR TENANT...............    3
      4   COMPLETION OF DEMISED PREMISES...........................    4
      5   ADJUSTMENT OF RENTS......................................    5
      6   SUBORDINATION, NOTICE TO MORTGAGEES......................    8
      7   QUIET ENJOYMENT..........................................    9
      8   ASSIGNMENT AND SUBLETTING................................    9
      9   COMPLIANCE WITH LAWS AND REQUIREMENTS
           OF GOVERNMENTAL AUTHORITIES.............................   12
     10   INSURANCE................................................   13
     11   TENANT'S ALTERATIONS.....................................   14
     12   TENANT'S PROPERTY........................................   15
     13   REPAIRS AND MAINTENANCE..................................   16
     14   ELECTRICITY..............................................   17
     15   HEAT, VENTILATION AND AIR CONDITIONING...................   17
     16   LANDLORD'S OTHER SERVICES................................   18
     17   ACCESS, BUILDING NAME....................................   19
     18   NOTICE OF ACCIDENTS......................................   20
     19   INDEMNIFICATION..........................................   21
     20   DESTRUCTION OR DAMAGE....................................   21
     21   CONDEMNATION.............................................   22
     22   LIENS....................................................   23
     23   SURRENDER................................................   23
     24   TENANT'S DEFAULT OR BANKRUPTCY/
          LANDLORD'S DEFAULT.......................................   24
     25   LANDLORD'S RIGHT TO PERFORM TENANT'S
            OBLIGATIONS............................................   27
     26   BROKER...................................................   27
     27   OMITTED..................................................   27
     28   NOTICES..................................................   27
     29   FLOOR LOAD...............................................   28
     30   MISCELLANEOUS............................................   28
     31   TENANT'S RIGHT TO TERMINATE LEASE........................   31
     32   TENANT'S OPTION TO EXTEND TERM...........................   32
     33   TENANT'S RIGHT OF FIRST REFUSAL..........................   33
     34   HEALTH AND FITNESS CLUB..................................   34
          ACKNOWLEDGEMENTS.........................................   35
          RULES AND REGULATIONS....................................   36
          EXHIBIT A - FLOOR PLAN
          EXHIBIT B - TENANT'S PLAN
          EXHIBIT C - JANITORIAL SERVICES
          EXHIBIT D - OFFERED SPACE

     LEASE ("Lease"), dated December 28, 1992, by and between WHITEWELD CENTRE, INC., a New Jersey corporation, with offices at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675 ("Landlord") and KRAFT GENERAL FOODS INC., a Delaware corporation, with offices at Three Lakes Drive, Northfield, Illinois 60093 ("Tenant").

                             W I T N E S S E T H :

                                   ARTICLE 1
                     DEMISE, PREMISES, TERM, RENTS, PARKING

     1.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon the terms hereinafter set forth, the premises described in
Section 1.02, in the building ("Building") known as Whiteweld Centre, located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675.

     1.02. Such premises constitute a portion of the Second Floor of the Building, as shown on the floor plan annexed as Exhibit A and have a rentable area of 19,374 square feet. The Building has a total rentable area of 230,000 square feet. The premises, together with all fixtures and equipment now or hereafter defined), are hereinafter referred to as the "Demised Premises."

     1.03. The term of the Lease ("Term") shall commence on the Commencement Date (as hereinafter defined), and shall end (unless sooner terminated pursuant hereto or by law) on the last day of the calendar month in which the day immediately preceding the ninth (9th) anniversary year of the Commencement Date occurs ("Expiration Date"). The entry of Tenant upon the Demised Premises solely for the purpose of fixturing, utilities hook-up, computer installation and the like shall not be deemed occupancy hereunder. The term "Commencement Date" shall mean the date on which all of the following shall have occurred:

     (i)  The Demised Premises shall have been completed in accordance with
     Section 4.01 (subject to Section 4.02); and

     (ii) Landlord shall have delivered exclusive possession of, and right to occupancy to, the Demised Premises to Tenant.

Notwithstanding anything to the contrary herein contained, the operation, force and effect of this Lease shall be contingent upon receipt by Tenant, within fifteen (15) days following execution of the Lease, of a fully executed Non-Disturbance and Attornment Agreement from Midlantic Bank. In the event that Tenant fails to receive such Agreement within such time, then upon notice to Landlord by Tenant, effective as of the date of such notice, this Lease shall be deemed of no further force or effect, and neither party shall have any liability to the other, except that Landlord shall refund all monies theretofore paid by Tenant pursuant to the Lease.

     1.04. Tenant shall pay to Landlord during the Term:

           (a) annual fixed rent ("Fixed Rent")* as follows:

                                             Annual    Monthly Rental
Lease Year  Sq. Footage   Sq. Ft. Rental** Fixed Rent   Installments
----------  -----------   --------------  -----------  --------------
1-4            19,374         $20.25      $392,323.50   $32,693.63
5-8            19,374          22.25       431,071.50    35,922.63

Monthly installments shall be payable in advance (without notice, deduction or setoff) on the first day of each month during the Term (except that the first installment shall be paid on the execution of the Lease); and

           (b) additional rent ("Additional Rent") consisting of all other sums which are payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same rights and remedies as for a default in payment of Fixed Rent).

           All Fixed Rent and Additional Rent shall be paid, in lawful money of the United States of America by check, to Landlord at its office, or at such other place as Landlord may designate by notice to Tenant.

     1.05. The rentable area set forth in Section 1.02 has been determined from the plans for the Building. If any change in such plans modifies the rentable area of the Demised Premises or the Building, the parties shall promptly execute and exchange a recordable agreement, specifying the resulting modifications of the rentable area of the Demised Premises, the common area space included therein, the annual Fixed Rent and monthly installments thereof, the Tenant's Proportionate Share and Tenant's Proportionate Share of Increase (as hereinafter defined). If the parties cannot so agree within fifteen (15) days after Landlord notified Tenant of any such modification, the matter shall be determined by arbitration as hereinafter provided.

     1.06. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such partial month shall be prorated.

     1.07. On the Commencement Date, Landlord shall allot to Tenant, at no additional cost, a minimum of 71 automobile parking spaces in the parking zone or ______________.

     *  Tenant shall pay no Fixed Rent for the following months of the Lease
Term: 7 (but no later than December 1993), 13, 24, 38, 52, 63, 72, 79 and 89.
Landlord, in its sole discretion, upon not less than thirty (30) days' written notice, may choose to accelerate the months in which no Fixed Rent is due, provided that the net effect of such acceleration does not impact the total amount of Fixed Rent due hereunder. Notwithstanding the foregoing, Tenant shall be and remain obligated to pay any and all amounts of Additional Rent accrued prior to or accruing during such months, including Tenant's electric costs, Tax Payments and Tenant's Proportionate Share of Increase of Operating Expenses.

     ** Includes $1.25 per square foot for Tenant's electricity.

structure adjoining the Demised Premises ("Parking Area"), of which parking spaces 18 shall be reserved, below ground and for Tenant's exclusive use.

          Landlord shall adequately light the Parking Area, maintain it in good condition and remove all rubbish and snow therefrom.

     1.08. Landlord shall supply Tenant with 19 access control cards for use to enter the Building. Such cards shall be and remain the property of Landlord. Tenant shall return the same to Landlord in accordance with Article
23. Additional cards shall be provided to Tenant, upon request, at Tenant's expense.


                                   ARTICLE 2
                                      USE

     2.01. Tenant shall use and occupy the Demised Premises only for general offices ("Permitted Use") but, without limitation, not for retail business operations or which, in Landlord's sole judgement, involve excessive use of the Parking Area by patrons or invitees of Tenant. Landlord represents and warrants that Tenant's Permitted Use of the Demised Premises complies with all applicable federal, state and local laws, ordinances, rules and regulations. For the purpose hereof, Permitted Use shall include storage by Tenant of supplies incidental to the operation of Tenant's business, including, without limitation, point-of-purchase displays and samples.


                                   ARTICLE 3
                        PREPARATION OF DEMISED PREMISES
                                   FOR TENANT

     3.01. The Demised Premises shall be prepared by Landlord for Tenant's use and occupancy at Landlord's sole cost and expense on or before March 15, 1993 in accordance with Tenant's signed final plans and specifications ("Tenant's Plans"), attached hereto as Exhibit B, which shall be prepared at Landlord's sole cost and expense and shall contain complete information, details and dimensions necessary for the construction and finishing of the Demised Premises and for the engineering in connection therewith. Landlord shall deliver Tenant's Plans to Tenant for approval no later than ten (10) days following the date of this Lease first set forth above. Tenant's Plans shall be approved and signed by Tenant and delivered to Landlord no later than five (5) days following receipt by Tenant thereof. Tenant's Plans shall be substantially in accordance with the preliminary plans, dated 1/6/93, and prepared by The Environments Group.

          After consultation with Tenant, Landlord may make such changes in Tenant's Plans as shall be necessary to comply with the requirements of governmental authorities having jurisdiction and of the applicable Board of Fire Underwriters. The work to be performed by Landlord pursuant to Tenant's Plans is hereinafter referred to as "Landlord's Work." The cost of Landlord's Work shall be borne by Landlord. Landlord represents and warrants that Landlord's Work shall comply with all applicable laws, ordinances, rules and regulations, including, but not limited to The Americans With Disabilities Act, Title III (42 U.S.C. 12181 et seq.).

                                   ARTICLE 4
                         COMPLETION OF DEMISED PREMISES

     4.01. The preparation of the Demised Premises for Tenant's occupancy shall be deemed completed when Landlord's Work has been substantially completed (except for insubstantial details of construction, mechanical adjustment or decoration which do not materially interfere with Tenant's use of the Demised Premises ["Punchlist Items"]).

         Landlord shall give Tenant ten (10) days' advance notice of the date of completion of the Demised Premises in accordance with Section 4.01. Upon receipt of such notice Tenant may enter upon the Demised Premises for the sole purpose of fixturing and finishing same in preparation for its occupancy. Such activities shall be so performed as not to materially interfere with or impede Landlord's Work or increase the costs thereof.

        Notwithstanding anything to the contrary herein contained, any and all telecommunications cabling and wiring and local area networks required by Tenant shall be installed only by Landlord's designated telecommunications cabling contractor.

     4.02. If any act or omission of Tenant (including late delivery of Tenant's Plans) delays Landlord's satisfaction of the conditions referred to in Section 4.01, the Commencement Date shall be deemed the date when such conditions would have been satisfied but for such act or omission, and all rights and obligations under the Lease which, reasonably, stem from or relate to the Commencement Date shall be construed accordingly.

     4.03. If the preparation of the Demised Premises is not completed (as provided in Section 4.01) by April 1, 1993, subject to extension for any period of late delivery of Tenant's Plans (or other fault of Tenant) and any period of "Unavoidable Delays" (as hereinafter defined) (the "Target Date"), then Tenant shall receive an abatement of 200% of all rent (Fixed and Additional) from and after the Commencement Date for each day occurring after the Target Date through and including the Commencement Date. If the preparation of the Demised Premises is not completed (as provided in Section 4.01) by April 30, 1993, subject to extension for any period of late delivery of Tenant's Plans (or other fault of Tenant) and any period of "Unavoidable Delays" (as hereinafter defined), Tenant may, by notice to Landlord, given within ten (10) days after April 30, 1993 (or such extended date), terminate the Lease, in which event, unless Landlord so completes the Demised Premises within thirty (30) days after Landlord's receipt of such notice, the Lease shall terminate upon the expiration of such thirty
(30)-day period. If Tenant fails to give such notice of termination within such ten (10)-day period, it may thereafter terminate the Lease only if Landlord fails diligently to proceed to complete the Demised Premises. Upon any termination pursuant to this Section, neither party shall have any liability to the other, except that Landlord shall refund all monies theretofore paid by Tenant pursuant to the Lease. Notwithstanding anything to the contrary herein contained, the Target Date is predicted upon Landlord receiving executed copies of the Lease not later than December 29, 1992. The Target Date and the April 30, 1993 date shall be extended by one day for each day following December 29, 1993, until the date that Landlord receives executed copies of the Lease from Tenant.

     4.04 The preparation of the Demised Premises shall be conclusively deemed to have been satisfactorily completed pursuant to Articles 3 and 4 hereof (except for latent defects and Punchlist Items) unless, within thirty (30) days after the Commencement Date, Tenant notifies Landlord, in detail, of any respects in which the Demised Premises shall not have been satisfactorily completed.

     4.05 Landlord shall deliver to Tenant, no later than 30 days following delivery of the Demised Premises to Tenant, a certificate of occupancy (temporary or permanent) permitting use of the Demised Premises as provided in
Article 2, and a Fire Underwriter's Certificate for the Demised Premises.

                                   ARTICLE 5
                              ADJUSTMENT OF RENTS

     5.01 For all purposes hereof:

          (a) "Taxes" shall mean real estate taxes, assessments, sewer rents, water and other governmental charges of every description, including special assessments, imposed upon the Building and/or the land upon which it is situated ("Land"), or which Landlord becomes obligated to pay by reason of or in connection with the ownership, leasing, management, control or operation of the Land or Building or of the fixtures, equipment or personal property located in or used in connection therewith (including any rental and mortgage taxes) and any governmental charges, however denominated, levied in lieu of any of the foregoing; provided, however, Taxes shall not include any late fees, penalties or other charges for the payment of delinquent Taxes and shall be based upon a fully assessed building. Notwithstanding the foregoing, any assessments shall be prorated over the useful life of the improvements for which the assessments are levied. Such useful life shall be determined by the authority installing the improvements. Tenant shall pay only that portion of the assessments falling due within the Term (as it may be extended);

          (b) "Base Taxes" shall mean the Taxes for the twelve month period commencing on the first day of the month in which the Commencement Date occurs;

          (c) If any impost within the definition of Taxes shall be eliminated by the applicable taxing authority and shall not be replaced by an equivalent impost, it shall be eliminated also from the Base Taxes; and

          (d)  "Tenant's Proportionate Share" shall mean 8.4%.

     5.02. If the Taxes payable for any calendar year during the Term exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tax Payment"), prorated for any portion of a calendar year which is not within the Term. Tenant shall pay the Tax Payment within thirty (30) days after receipt of Landlord's demand therefor made at any time during or after such calendar year, such demand to be accompanied by a computation of the Tax Payment. Landlord shall use its best efforts to make such demand within sixty (60) days after receipt of a bill for such taxes.

     5.03. No provision hereof shall be deemed to require Tenant to pay municipal, state or federal income, capital levy, estate, succession, inheritance or corporate franchise taxes imposed upon Landlord, unless such taxes are reasonably deemed imposed in substitution for Taxes, and then only as if the Land and Building were the only property of Landlord and the income derived therefrom were Landlord's sole income.

     5.04. If Base Taxes are reduced, any Tax Payments made on the basis of Base Taxes prior to their reduction shall be appropriately adjusted.

     5.05. If Landlord receives a refund of Taxes for any calendar year for which Tenant has made a Tax Payment, Landlord shall, within thirty (30) days after receipt thereof, repay to Tenant Tenant's Proportionate Share of the net refund after deducting Landlord's reasonable expenses incurred in obtaining such refund. Tenant shall pay to Landlord, within thirty (30) days after demand, Tenant's Proportionate Share of the expenses incurred by Landlord in effecting any reduction in the assessed valuation of the Land or Building (where no refund is involved), not to exceed, however, Tenant's Proportionate Share of the amount of the reduction in Taxes resulting therefrom.

     5.06.  For the purposes hereof:

            (a) "Operating Expenses" shall mean all expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Land, Building, Parking Area and structures, Building systems, curbs, walkways and other installations during any calendar year, including, without limitation, (i) salaries, wages and fringe benefit payments to or from persons engaged in such operation, management, maintenance and repair and all taxes relating to their employment; (ii) the costs of supplies and services and maintenance contracts with independent contractors (including sales, use and similar taxes); (iii) the charges for insurance carried on the Land, Building and appurtenances and fixtures and equipment; (iv) the charges for electrical and other utilities provided for all Building and appurtenant areas; (v) the cost of any security services;
     (vi) reasonable legal fees incurred in connection with the preparation and enforcement of leases.

               Operating expenses shall not include Taxes, Landlord's Work hereunder, fit-up work for other tenants, executive salaries, amortization of mortgages, materials and services provided to other Building tenants the actual charges for which are directly reimbursed to Landlord (other than by way of rent-inclusion or any adjustment of rents such as provided in this
     Article 5), and expenses incurred for any capital improvements or capital repairs made to the Land, Building or appurtenant areas or structures (collectively, "Capital Improvements"), other than those which, in accordance with general real estate practice, are expended or treated as deferred expenses. Capital Improvements which are required by law or which serve to reduce or eliminate Operating Expenses shall be included in the Operating Expenses for the year in which the costs thereof are incurred and in subsequent years, on a straight line basis, to the extent that such costs are amortized over the useful life of the improvements calculated in accordance with Generally Accepted Accounting Principals, with an interest factor equal to the prime rate of interest of Citibank of New York in effect at the time when Landlord incurs such costs.

               If in the Base Year (as hereinafter defined) or in any Operational Year (as hereinafter defined) the Building is to any extent unoccupied, the Operating Expenses for such year shall consist of the Operating Expenses actually paid in such year plus such additional amount as Landlord, in consultation with Tenant, reasonably determines would have been paid for Operating Expenses in such year if the Building had been ninety-five (95%) percent occupied for all of such year. Any dispute as to such determination shall be resolved by arbitration as hereinafter provided;

          (b) "Base Year" shall mean the twelve month period commencing of the first day of the month in which the Commencement Date occurs;

          (c) "Operational Year" shall mean each calendar year during the Term after the Base Year; and

          (d) "Tenant's Proportionate Share of Increase" shall mean 8.4% of the increase in Operating Expenses for the Operational Year over Operating Expenses for the Base Year.

     5.07. Landlord shall furnish to Tenant on or about September 1 of each Operational Year a statement setting forth (i) the Base Year Operating Expenses, (ii) the estimated Operating Expenses for the applicable Operational Year, and (iii) Tenant's Proportionate Share of Increase computed on the basis of such estimate. Within thirty (30) days thereafter, Tenant shall pay one-half of Tenant's Proportionate Share of Increase as so estimated.

               At Landlord's option, Landlord may furnish to Tenant at or after the beginning of each Operational Year the statement referred to in the preceding paragraph. In such case, Tenant shall pay to Landlord, together with each monthly installment of Fixed Rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of Increase as so estimated.

               In either case, Landlord shall furnish to Tenant as soon as practicable following the close of the Operational Year a detailed statement prepared by Landlord's certified public accountant and setting forth with respect to such Operational Year (i) the actual amount of the Operating Expenses and (ii) the actual amount of Tenant's Proportionate Share of Increase, adjusted to reflect the payments on account theretofore made by Tenant; and within thirty
(30) days after receipt of
such statement, Tenant shall pay to Landlord the amount, if any, so shown to be payable by Tenant.

     The Operating Expenses for any Operational Year which is only partly within the Term shall be prorated. If the Operating Expenses for any Operational Year shall be less than the Operating Expenses for the Base Year, Landlord shall credit Tenant with the amount of Tenant's Proportionate Share of the decrease in Operating Expenses, such credit to be available only by application against any payments due from Tenant hereunder for increases in Operating Expenses in succeeding Operational Years, provided that a credit becoming available to Tenant for the final year of the occupancy shall be refunded to Tenant within thirty (30) days of delivery of the statement set forth herein.

     The Operating Expenses for the last year or partial year of the Term shall be estimated by Landlord and, as so estimated, Tenant's Proportionate Share of Increase, if any, shall be paid by Tenant on the first day of the month in which the end of the Term (as it may be extended or earlier terminated) occurs, subject to adjustment and refund or additional payment, as the case may be, when the actual Operating Expenses have been ascertained.

     5.08. Tenant and its authorized representatives (including, without limitation, Tenant's accountants) shall have the right, once in any calendar year, upon reasonable prior notice to Landlord, and at reasonable time, at the office of Landlord, to audit Landlord's records (limited to the year of and the year prior to such audit) only with respect to Operating Expenses and Taxes. Landlord's records shall include, but shall not be limited to, reasonably detailed records setting forth all maintenance and repair work performed by Landlord at the Building, including the date and nature of the work or service performed. Every statement forwarded by Landlord to Tenant pursuant to this
Article 5 shall be binding upon Tenant if Tenant shall fail to audit such statement as herein provided, or, if Tenant so audits and within one (1) year following completion of Tenant's audit as herein provided, Tenant fails to notify Landlord, in detail, of Tenant's objections thereto.

                                   ARTICLE 6
                      SUBORDINATION, NOTICE TO MORTGAGEES

     6.01. The Lease shall be subject and subordinate to all mortgages and ground leases, and any modifications, consolidations or extensions thereof, now or hereafter affecting the Land and/or the Building, provided in each instance such mortgagee or ground lessor agrees in writing that Tenant's possession of the Demised Premises shall not be disturbed (all of such mortgages and leases being hereinafter collectively referred to as "Superior Mortgages"). Tenant shall execute and deliver any truthful instrument confirming such subordination which Landlord or the holders of any Superior Mortgages ("Superior Mortgagees") reasonably request.

     6.02. In the event of any act or omission of Landlord by reason of which Tenant claims the right to terminate the Lease or the existence of a partial or total eviction, Tenant shall not attempt to exercise such claimed right of termination or to act upon such claim of eviction until

          (a) it has given notice of such act or omission to all Superior Mortgagees whose names and addresses have been furnished to Tenant, and

          (b) it has permitted such Superior Mortgagees a reasonable period within which to remedy such act or omission, and they have not done so (or have not commenced to do so, if such act or omission cannot be remedied within such period, and proceeded diligently to remedy same).

     6.03. If any Superior Mortgagee (or other person claiming through or under a Superior Mortgagee) succeeds to Landlord's interest in the Lease, Tenant shall attorn to such successor ("Successor Landlord") if requested by the latter, and shall promptly execute and deliver any reasonably requested truthful instrument confirming such attornment; provided said successor agrees in writing that Tenant's possession of the Demised Premises shall not be disturbed. The Successor Landlord, however, shall not be:


          (a) liable for any previous act or omission of Landlord under the Lease;

          (b) subject to any offset or counterclaim which theretofore shall have accrued to Tenant against Landlord; or

          (c) bound by any previous modification of the Lease not expressly provided for in the Lease, or by any prepayment of more than one month's Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the Superior Mortgagee.

     6.04. If a Superior Mortgagee or a prospective mortgagee of the Land and/or the Building shall require minor modifications of the Lease as a condition precedent to granting a mortgage or an extension of a Superior Mortgage, Tenant shall, if requested by Landlord, agree to such modifications, provided they neither materially impair or restrict Tenant's rights or interests nor materially expand Tenant's obligations hereunder; and provided Landlord pays Tenant's reasonable attorney's fees (not to exceed $1,000) incurred in respect of such modifications.


                                   ARTICLE 7
                                QUIET ENJOYMENT

     7.01. So long as Tenant performs its obligations under the Lease, it shall, subject to the provisions of the Lease, quietly have and enjoy the Demised Premises during the Term.


                                   ARTICLE 8
                           ASSIGNMENT AND SUBLETTING

     8.01. Tenant shall neither assign the Lease nor sublet all or any portion of the Demised Premises without Landlord's prior consent, which shall not be unreasonably withheld or delayed. Landlord may withhold such consent if, without limitation, in the reasonable exercise of its judgment, it determines that:

          (a) the proposed use of the Demised Premises is for retail business operations or is otherwise not appropriate to the Building or in keeping with the character of its existing tenancies; or

          (b) the proposed assignee's or subtenant's occupancy will cause a density of traffic or make demands on Building utilities, services, maintenance or facilities in excess of those related to Tenant's occupancy; or

          (c) the proposed assignee's or subtenant's financial condition is not adequate to meet its obligations undertaken in such assignment or sublease; or

          (d) the proposed assignee or sublessee is (i) a government or subdivision or agency thereof, or (ii) a school or other educational institution of any type, whether for profit or non-profit, or (iii) an employment or recruitment agency, (iv) a health services provider, or (v) a banking, financing, lending or similar institution; or

          (e) there is any default by Tenant under the Lease at the time Landlord's consent is requested or on the effective date of the proposed assignment or sublease; or

          (f) Landlord wishes to accept Tenant's offer, as provided in Section 8.04.

          No sub-subleasing will be permitted except in Landlord's uncontrolled and absolute discretion.

          Any claim by Tenant of unreasonableness of Landlord in refusing any consent requested by Tenant under this Article shall be resolved by arbitration in Hackensack, New Jersey, before a qualified arbitrator appointed by the American Arbitration Association in accordance with its accelerated arbitration rules then obtaining, and judgment may be entered on the award of the arbitrator in any court of competent jurisdiction. The arbitrator may only interpret and apply the terms of the Lease and may neither change such terms nor deprive either party to the Lease of any of its rights hereunder. Except for attorneys' fees, experts' fees and costs of transcripts (as to each, each party to bear its own), the expenses of arbitration shall be borne equally by Landlord and Tenant. The existence of any dispute or the submission thereof to arbitration shall not affect or delay the performance by the parties of their obligations under the Lease. Tenant waives any claim for damages for Landlord's refusal of consent.

     8.02. Any request by Tenant for Landlord's consent to an assignment of the Lease shall state the proposed assignee's business address and be accompanied by a duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder), together with a verified statement of all consideration, in any form, received or to be received by Tenant for such assignment. No assignment shall release Tenant from its obligations under the Lease, unless such assignee has a net worth of at least $25,000,000.00 Dollars and such assignee accepts all of Tenant's obligations hereunder in which case Tenant shall automatically be released from all of its covenants, conditions and obligations arising thereafter.

     8.03. Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's business address and be accompanied by a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the Lease and such subtenant agrees that, if the Lease is terminated because of Tenant's default, such subtenant shall, at Landlord's option, attorn to Landlord), together with a verified statement of all consideration, in any form, received or to be received by Tenant for such sublease.

     8.04. Any request by Tenant for Landlord's consent to a sublease of less than fifty (50%) percent of the rentable area of the Demised Premises shall constitute an offer from Tenant to terminate the Lease with respect to that portion of the Demised Premises sought to be sublet. Any request by Tenant for Landlord's consent to an assignment of the Lease or to a sublease of more than 50% of the rentable area of the Demised Premises (or of any lesser percentage which, when added to the rentable area of portions of the Demised Premises previously subleased, shall aggregate more than fifty (50%) percent of the Demised Premises) shall constitute an offer from Tenant to terminate the Lease. In any of the foregoing events, Landlord, by notice to Tenant sent within ten
(10) days after receipt of Tenant's request for Landlord's consent, shall inform Tenant whether it accepts such offer. If Landlord accepts, Tenant, by notice to Landlord sent within ten (10) days after receipt of Landlord's acceptance, shall have the right to withdraw its request to assign or sublet. If Tenant fails to so withdraw its request, the Lease shall terminate (or be modified to reflect the reduced area of the Demised Premises, as the case may be) as of the end of the month following the month in which Landlord's notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Fixed Rent and Additional Rent shall be apportioned to such date, Tenant shall surrender the Demised Premises (or such affected portion thereof, as the case may be) on such date, and the parties shall have no further liability hereunder for subsequently accruing obligations with respect to the Lease or such terminated space, as the case may be. Notwithstanding the foregoing, this Section 8.04 shall not apply to any assignment or sublease made pursuant to Section 8.10 herein.

     The notice to Tenant provided for in the preceding paragraph, if it does not contain an acceptance of Tenant's offer to terminate the Lease, shall either consent or refuse consent to the proposed assignment or sublease. If consent is given by Landlord, Tenant shall within thirty (30) days after receipt of such consent, assign the Lease to, or consummate the sublease with, the proposed assignee or subtenant in accordance with the documents submitted to Landlord. Should Tenant fail to so act within such thirty (30)-day period, Tenant may not assign the Lease or consummate the sublease but shall be required to initiate a new request for consent in accordance with, and subject to Landlord's rights under, this Article.

     8.05. In the event of a permitted assignment or sublease, Tenant shall be entitled to retain all consideration in any form received or receivable by Tenant from the assignee or subtenant in excess of the Fixed Rent and Additional Rent payable by Tenant hereunder.

     8.06. Landlord's consent to any assignment or sublease shall not be deemed a consent to any further proposed assignment or sublease, which shall be governed by this Article.

     8.07. If required by law, Tenant, at its expense, shall notify the appropriate governmental authorities of any proposed assignment or sublease and obtain all necessary approvals as well as a new certificate of occupancy, if required.

     8.08. Tenant shall reimburse Landlord for its reasonable expenses, including, without limitation, reasonable legal expenses, in connection with any proposed assignment or sublease.

     8.09. For the purposes of this Article 8, a transfer of a fifty (50%) percent or greater interest (whether of stock, a partnership interest or otherwise) in Tenant, either in one transaction or in any aggregation or series of transactions, shall be deemed to be an assignment of the Lease.

     8.10. Notwithstanding the foregoing provisions of this Section 8, Tenant shall have the right, without Landlord's consent (but on notice to Landlord and to the appropriate governmental authorities, if required), to assign the Lease or to sublet and/or permit occupancy of all or any portion of the Demised Premises to or by any corporate affiliate of Tenant. As used herein, "corporate affiliate" means a corporate entity controlling, controlled by or under common control with Tenant. Subject to the provisions of Section 8.02, evidence reasonably satisfactory to Landlord of the affiliate's ability to meet the obligations of Tenant hereunder shall be submitted to Landlord prior to the assignment or sublease but Tenant shall, nevertheless, remain liable for the performance of all of its obligations hereunder.

                                   ARTICLE 9
                     COMPLIANCE WITH LAWS AND REQUIREMENTS
                          OF GOVERNMENTAL AUTHORITIES

     9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or ordinance or of any requirement of a governmental or quasi-governmental authority, including the New Jersey Fire Insurance Rating, Organization or any similar body, and shall, at its expense, comply with all laws and requirements which impose any obligations on Landlord or Tenant arising from or relating to (i) the manner in which Tenant conducts it business or uses its property therein; or (ii) the breach of any of Tenant's obligations hereunder. Landlord shall, at its expense, comply with all such laws and requirements which otherwise impose an obligation upon Landlord or Tenant with respect to the Building or the Demised Premises. Without limitation of any of its obligations under the Lease, Tenant shall neither do nor permit anything to be done in or about the Demised Premises which would constitute a violation of any environmental laws, codes, ordinances or rules or regulations of any governmental agency or authority having jurisdiction, and Tenant shall not bring, store or use any hazardous or toxic substance or material on the Demised Premises. The obligations of Tenant hereunder shall survive the termination of the Lease. (See also Section 30.22.)

     9.02. Tenant may, at its expense (and, if necessary, in the name of, but without expense to, Landlord), contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any such law or requirement with which Tenant is required to comply and may defer compliance therewith pending the determination of such contest, provided that:

        (a) Landlord shall not thereby be subjected to criminal penalty or prosecution;

        (b) the Demised Premises, Land and/or Building shall not thereby be subjected to forfeiture;

        (c) Tenant obtains the written consent, if required, of Superior Mortgagees; and

        (d) Tenant keeps Landlord currently informed of the status of such proceedings.

            Landlord shall, if requested by Tenant and at Tenant's expense, cooperate with Tenant in any such proceeding.


                                   ARTICLE 10
                                   INSURANCE
     10.01. Tenant shall not knowingly violate or permit the violation of any provision of any insurance policy covering the Building and shall not take or permit any action which would increase any insurance rate applicable to the Building or which would result in the refusal of insurance carriers to insure the Building in amounts reasonably satisfactory to Landlord.

     10.02. If any action taken or permitted by Tenant (other than Tenant's occupancy for the use set forth in Article 2) results in an insurance rate increase, Tenant shall, without prejudice to any other rights of Landlord, reimburse Landlord therefor on demand. The schedule of rates for the Building, issued by the New Jersey Fire Insurance Rating Organization or other body exercising similar functions, shall be conclusive evidence of the rates then applicable to the Building.

     10.03. Landlord shall not be required to carry insurance on Tenant's Property and shall not be obligated to repair any damage thereto or to replace same.

     10.04. All insurance policies carried by either party with respect to the Demised Premises or the contents thereof shall contain a waiver of all rights of subrogation against the other, and the agents, employees, contractors and invitees of the other. If payment of additional premiums is required to obtain a waiver of subrogation, the other party shall be given the opportunity to make such payment, failing which the waiver in its favor shall not be required.

     10.05. Landlord and Tenant each shall look first to any insurance policies in its favor before making any claim against the other and each hereby waives all insured claims against the other, except insofar as such waiver would void any insurance.

     10.06. Tenant shall carry public liability insurance, naming Landlord as additional insured, with an insurance carrier licensed by the State of New Jersey, with minimum limits of $1,000,000.00/3,000,000.00 for bodily injury and $500,000.00 for property damage per occurrence.

     10.07. Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant hereby agree that in lieu of the insurance coverages or policies required to be obtained hereunder, Tenant shall have the right to self-insure against the risks and perils required to be insured against under this Lease.


                                   ARTICLE 11
                              TENANT'S ALTERATIONS

     11.01. Tenant may, with Landlord's prior consent, which shall not be unreasonably withheld or delayed, make non-structural interior alterations, additions, installations, substitutions, improvements and decorations (collectively, "Alterations") in and to the Demised Premises, subject to the following conditions:

          (a) the Alterations shall be made, at Tenant's expense, by contractors selected by Tenant from a list furnished by Landlord, or by contractors otherwise approved by Landlord (which approval shall not be unreasonably withheld or delayed);

          (b) the Building's appearance, value and structural strength shall not be adversely affected;

          (c) any Alteration which is reasonably estimated to cost more than $25,000.00 or which affects the interior partitions in the Demised Premises shall be made in accordance with plans and specifications prepared by Tenant at its expense and approved by Landlord (which approval shall not be unreasonably withheld or delayed);

          (d) the proposed and completed Alterations shall be subject, at Landlord's discretion and at Tenant's expense, to HVAC, electrical, engineering and architectural review and to the imposition of reasonable conditions and requirements based on such review;

          (e) Tenant, at its expense, shall first obtain all necessary governmental permits and authorizations and upon completion of the Alterations shall procure a certificate of occupancy, if required;

          (f) Alterations shall be performed in compliance with all applicable laws, requirements of governmental authorities having jurisdiction, and insurance requirements, and in a workmanlike manner, using new materials and installations at least equal in quality to the original Building materials and installations;

          (g) no Alteration shall interfere with the construction, maintenance or operation of the Building, with the performance of any work by Landlord or with the business operations of any other tenant of the Building, or cause any labor discord in the Building;

          (h) The cost of Alterations shall be so paid that the Land and Building remain free of liens. If any Alteration (excluding initial fit-up, if Tenant is obligated to perform same) will, as reasonably estimated, entail a cost in excess of $75,000.00, Tenant shall post a surety company payment and performance bond, bank letter of credit or other undertaking satisfactory to Landlord guaranteeing Landlord completion of the Alterations free of liens;

          (i) Tenant, at its expense, shall cause its contractors to maintain builder's risk insurance and such other insurance as is then customarily maintained for such work, in such limits as Landlord reasonably requires, as well as workers compensation insurance, in statutory limits, all with insurers licensed by the State of New Jersey;

          (j) Tenant shall, promptly upon demand, furnish Landlord with such proof of compliance with this Article 11 as Landlord reasonably requests; and

          (k) upon completion of the Alterations, Tenant shall furnish Landlord with complete as-built mylar drawings thereof.

     11.02. Notwithstanding anything to the contrary herein contained, any and all telecommunications cabling and wiring and local area networks required by Tenant shall be installed only by Landlord's designated telecommunications cabling contractor.

     11.03. Provided Tenant does not exercise its option to terminate the Lease pursuant to Article 32 below, and at any time after the 60th month of the Lease Term, Tenant, at its option, may refurbish the Demised Premises. Landlord shall reimburse Tenant up to $2.00 per square foot of rentable space, not to exceed $35,700, for costs actually incurred by Tenant for such refurbishment. Any refurbishment shall be performed in accordance with the terms of this
Article 11. Reimbursement hereunder shall be paid to Tenant within thirty (30) days following completion of said refurbishment, upon at least twenty (20) days' prior written request therefor submitted to Landlord together with reasonable substantiation of costs being reimbursed.

                                   ARTICLE 12
                               TENANT'S PROPERTY

     12.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether at Landlord's or at Tenant's expense, shall be deemed Landlord's property and shall not be removed by Tenant, except as otherwise hereinafter provided.

     12.02. All movable paneling, partitions, lighting fixtures, special cabinet work and business and trade fixtures and office equipment which are installed in the Demised Premises by Tenant without contribution by Landlord, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are herein referred to as "Tenant's

Property") shall belong to Tenant, may be removed by Tenant at any time during the Term, and shall be removed by Tenant at the end of the Term. Tenant shall repair any damage resulting from such removal and restore the Demised Premises to their condition as existing prior thereto.

     12.03. Tenant shall indemnify and hold Landlord harmless from and against all loss, liability or damage to the Demised Premises or other property or persons caused by or relating to the removal of Tenant's Property other than due to the unlawful or negligent acts or omissions of Landlord. This obligation shall survive termination of the Lease.

     12.04. Any item of Tenant's Property not so removed may, at Landlord's option, be deemed abandoned and either retained by Landlord as its property, or disposed of, without accountability and at Tenant's expense, in such manner as Landlord determines.

                                   ARTICLE 13
                            REPAIRS AND MAINTENANCE

     13.01. Tenant, at its expense, shall maintain the Demised Premises in good condition and, subject to Landlord's rights under Section 13.02, shall promptly make (i) all nonstructural repairs within the Demised Premises (excluding overhead plumbing lines, sprinklers, HVAC duct work, and exterior windows) necessary to maintain such condition, provided such repairs are not necessitated by the fault of Landlord, its agents, employees, contractors or invitees, and
(ii) all structural repairs, as well as all repairs to the nonstructural items excluded above, necessitated by the fault of Tenant, its agents, employees, contractors, or invitees or by the making of Alterations.

           Landlord, at its expense, shall make repairs for which Tenant is not responsible that are necessary to maintain the Demised Premises and Building in good condition.

     13.02. Landlord shall give Tenant reasonable notice of Landlord's intention to make repairs for which Landlord is responsible and shall so make them as to minimize interference with Tenant's business operations to the extent within Landlord's reasonable control (but the foregoing shall not be construed to obligate Landlord to make such repairs outside of Business Hours, as hereinafter defined).

           Tenant shall give Landlord and other affected tenants in the Building reasonable notice of Tenant's intention to make repairs for which Tenant is responsible and shall so make them as to minimize interference with other tenants' business operations and with the operation and maintenance of the Building.

           Notwithstanding, the foregoing provisions of this Section, Landlord may, on notice to Tenant and at Tenant's expense, elect to perform any repair for which Tenant is responsible, whereupon Tenant shall deposit with Landlord the amount estimated by Landlord to be the reasonable cost of such repairs, subject to refund to Tenant or additional payment to Landlord when the actual cost (which shall be reasonable) is determined at the completion of the repairs.

     13.03. Landlord shall not be liable to Tenant for any inconvenience, annoyance or interruption of or injury to business arising from Landlord's making repairs or alternations, storing material or performing any work in the Demised Premises or the Building, unless due to the negligence or wilful misconduct of Landlord, and the same shall not constitute an eviction or entitle Tenant to any rent abatement. Landlord shall use its best efforts to the extent practicable to minimize interference with Tenant's use and occupancy of the Demised Premises.


                                   ARTICLE 14
                                  ELECTRICITY

     14.01 Landlord shall furnish all requisite electricity to the Demised Premises. If Landlord determines that the Tenant consumes an amount of electricity which exceeds by at least ten (10%) percent, on a regular basis, the charge to Tenant for electricity set forth in Section 1.04 above, then the charge for electricity (included in the Fixed Rent) shall be increased to reflect the increased power consumption, as determined from time to time by an independent reputable electrical engineering consultant selected by Landlord and reasonably satisfactory to Tenant, and applying the then applicable public utility rates. The consultant's fee shall be shared equally by Landlord and Tenant. If such consultant determines that the actual cost of electricity as then surveyed is less than ten (10%) percent, there shall be no increase in the electricity charge and Landlord shall be solely responsible for the consultant's fee. Any such increase in the charge for electricity shall be deemed Additional Rent and shall be payable in monthly installments together with the installments of Fixed Rent. If Tenant determines that it consumes an amount of electricity which is ninety (90%) percent or less, on a regular basis, than the charge to Tenant for electricity set forth in Section 1.04 above, then the charge for electricity (included in the Fixed Rent) shall be decreased to reflect the decreased power consumption, as determined from time to time by an independent reputable electrical engineering consultant selected by Landlord and reasonably satisfactory to Tenant, and applying the then applicable public utility rates. The consultant's fee shall be shared equally by Landlord and Tenant. If such consultant determines that the actual cost of electricity as then surveyed is greater than ninety (90%) percent, there shall be no decrease in the electricity charge and Tenant shall be solely responsible for the consultant's fee. Any such decrease in the charge for electricity shall be reflected by a credit to Tenant against Fixed Rent and deducted in monthly installments.


                                   ARTICLE 15
                     HEAT, VENTILATION AND AIR CONDITIONING

     15.01. Landlord shall, at its expense and in accordance with Exhibit B, furnish to the Demised Premises year-round air conditioning (heated or cooled as may be required seasonally for comfortable occupancy) between 8:00 a.m. and 6:00 p.m., prevailing time, on business days from Monday through Friday ("Business Hours").

     15.02 Tenant shall abide by all reasonable regulations which Landlord promulgates for the proper functioning and protection of the HVAC System and for compliance with applicable governmental energy regulations and guidelines.

     15.03. Landlord shall, when requested by Tenant, supply air conditioning to the Demised Premises at times other than during Business Hours, for which Tenant shall pay to Landlord, upon demand, the following amounts ("Overtime Charges"):

          (a) $75.00 per hour or part thereof (but for not less than one (1) hour if requested for periods immediately prior to or after Business Hours; and

          (b) $75.00 per hour or part thereof (but for not less than four (4) hours if requested for any other times, including Saturdays, Sundays and Holidays.

A request for air conditioning for a period immediately after Business Hours on any day shall be made before noon of such day. In all other cases requests shall be made before noon of the day preceding the day for which such overtime services are desired.

     15.04. For each twelve-month period during the Term, commencing with the twenty-fifth month of the Term, Overtime Charges shall consist of the greater of:

          (a) the applicable Overtime Charge as set forth in Section 15.03, or

          (b) such Overtime Charge increased by the percentage of increase in the CPI*** for the calendar month immediately preceding the applicable twelve-month period over the CPI for the calendar month immediately preceding the Commencement Date.

     15.05. Any modification of the HVAC system necessitated by any arrangement of partitioning in the Demised Premises, other than for Tenant's initial occupancy of the Demised Premises, which interferes with the normal operation of such system shall be made by Landlord at Tenant's expense.

                                   ARTICLE 16
                           LANDLORD'S OTHER SERVICES

     16.01. Landlord shall provide elevators (passenger and service) during Business Hours, and at least one passenger elevator at all other times.

     16.02. Landlord, at its expense, shall furnish the janitorial services set forth in Exhibit C. Tenant shall reimburse Landlord, promptly upon demand, for any additional expense for janitorial services incurred by Landlord as a result of any neglect or unusual use of the Demised Premises by Tenant or non-compliance by Tenant with the Rules and Regulations annexed hereto, including, without limitation, the failure to keep any horizontal blinds lowered.

------------------
     *** Consumer Price Index (All Urban Consumers - 1982-84 = 100) for the New York-Northeastern New Jersey Area, issued by the U.S. Department of Labor, Bureau of Labor Statistics.

     16.03. Landlord, at its expense, shall list Tenant's company name on the Building directory.

     16.04. Except as otherwise provided herein, Landlord shall not be liable to Tenant for interruption or curtailment of any services to be furnished by Landlord under the Lease, to the extent resulting from any cause beyond Landlord's reasonable control (other than for lack of funds, and/or labor disputes affecting only the Property and/or other properties owned by Landlord and its affiliates) or by reason of repairs to the Building which Landlord is required to make or reasonably determines are necessary, provided Landlord commences and completes such repairs and restores such services with reasonable diligence in the circumstances (subject to Unavoidable Delays) and gives Tenant reasonable notice, when practicable, of the commencement of such interruption or curtailment and performs such repairs in accordance with the terms hereof. In the event that the services are not restored within five (5) business days (or two (2) business days in the event of an emergency), whether or not through the fault of Landlord or Unavoidable Delays (other than due to a fire, casualty or taking which is covered by Articles 20 and 21), Tenant may restore such service on behalf and at the expense of Landlord and deduct from rent the cost and expense thereof, subject to the offset limitation set forth in Section
24.08 hereof (unless the liability for same lies with Tenant pursuant to Article 19 below). If any of the services specified in Articles 14, 15 and 16 are not restored within five (5) business days, or if Tenant is deprived for any reason of its ability to utilize all or any material portion of the Demised Premises, whether or not through the fault of Landlord (other than when due to the fault of Tenant or when due to a fire, casualty or taking which is covered by Articles 20 and 21), to the extent that same interferes with Tenant's use of all or any part of the Demised Premises, rent and other charges shall abate as to such part (without limitation) effective on the sixth (6th) business day and continue abated until such service is restored. In the event the Landlord is unable to provide any of the services specified in Articles 14, 15 and 16, for any reason other than the fault of Tenant, and as a result of such interruption the Demised Premises are completely or substantially unusable by Tenant, and such interruption continues for a period of sixty (60) consecutive days (other than when due to a fire, casualty or taking which is covered by Articles 20 and
21), then Tenant shall have the right to terminate this Lease upon ten (10) days' written notice to Landlord, and thereafter Tenant shall be relieved of all further liability under this Lease. For the purposes of this Section 16.04, if more than thirty (30%) percent of the Demised Premises is rendered unusable for any reason (other than those reasons specifically excepted out by the terms of this Section 16.04), then the Demised Premises shall be deemed totally unusable, and rent and other charges shall thereafter completely abate until such service is restored.

                                   ARTICLE 17
                             ACCESS, BUILDING NAME

     17.01. Landlord and its authorized representatives may enter the Demised Premises during Business Hours for inspection or for exhibiting the Demised Premises to Superior Mortgagees or to prospective purchasers or mortgagees and, during the last twelve months of the Term, to prospective tenants of the Demised Premises. Landlord shall give Tenant reasonable advance notice of any such entry and shall not unreasonably interfere with Tenant's use and occupancy of the Demised

Premises.

     17.02. Landlord and its authorized representatives may enter the Demised Premises at any time to make repairs to or installations in the Demised Premises or any Building system or facility or to cure any Event of Default (as hereinafter defined) and may, in such event, store within the Demised Premises any necessary equipment and materials.

            In the event Landlord so enters the Demised Premises, it shall,

            (a) except in the case of emergency, give Tenant reasonable advance notice of such entry;

            (b) so effect such repairs (except emergency repairs) and installations as to minimize, so far as practicable, interference with Tenant's normal business operations (but the foregoing shall not be construed to obligate Landlord to effect such repairs or installations outside of Business Hours); and

            (c) complete such repairs or installations with reasonable promptness.

     17.03. Throughout the Term, the Building shall be known as Whiteweld
Centre.

            Landlord may, however, upon reasonable notice to Tenant, change the Building's name and address. In such event, Landlord shall pay the reasonable and necessary costs of Tenant for replacing its stationery, bills and other business materials containing Tenant's address.

                                   ARTICLE 18
                              NOTICE OF ACCIDENTS

     18.01. Tenant shall promptly notify Landlord of:

            (a) any accident occurring in or about the Demised Premises;

            (b) any fire or other casualty occurring in or about the Demised Premises; and

            (c) all damage or defects in or to the Demised Premises or any Building system, facility or installation therein.

                                   ARTICLE 19
                                INDEMNIFICATION

     19.01. Each party ("Indemnitor") shall indemnify the other party ("Indemnitee") against all liability and expense (including reasonable architects' and attorneys' fees) incurred by Indemnitee by reason of:

            (a) any wrongful or negligent act undertaken by Indemnitor, its agents, contractors, employees, licensees or invitees;

            (b) any injury or damage to any person or property of any personnel or invitee of Indemnitor occurring in or immediately adjacent to the Demised Premises or the Building which is not due to the fault of Indemnitee, its agents, employees, contractors or invitees; and

            (c) any failure by Indemnitor to perform its obligations under the Lease.

            The obligations of the parties hereunder shall survive the termination of the Lease.

                                   ARTICLE 20
                             DESTRUCTION OR DAMAGE

     20.01. If the Demised Premises are damaged by fire or other casualty ("Casualty"), the Lease shall continue in full force, subject, however, to the following:

            (a) Subject to subdivision (c) hereinbelow, if the Demised Premises are partially damaged by Casualty, the damage shall be repaired by Landlord and, during the period from the day following the Casualty until such repair is substantially completed, the Fixed Rent (and Additional Rent, insofar as applicable) shall be equitably reduced, taking into account the portion of the Demised Premises which remains usable.

            (b) Subject to subdivision (c) hereunder, if the Demised Premises are totally damaged or rendered inaccessible by Casualty, the Fixed Rent and Additional Rent (as apportioned) shall be paid to the date of the Casualty and thenceforth shall not be payable until the Demised Premises have been repaired or access has been restored.

            (c) If the Demised Premises are totally damaged or if the Building shall be so damaged that Landlord decides to demolish or rebuild it or if the cost of repair or restoration resulting from such Casualty, as reasonably estimated by Landlord, will exceed 25% of the replacement value of the Building prior to the Casualty, then (whether or not the Demised Premises have been damaged) Landlord may elect to terminate the Lease by notice to Tenant (and if the Building is totally damaged, then Tenant may also elect to terminate the Lease by notice to Landlord) given within sixty
     (60) days after the Casualty, specifying a date for the termination of the Lease, which date shall not be more than ninety (90) days after the giving of such notice and, upon the specified date, the Term shall expire and Tenant shall vacate the Demised

     Premises, without prejudice, however, to Landlord's and Tenant's respective rights against the other accruing prior to the expiration date, and, as hereinabove provided, Fixed Rent and Additional Rent shall be paid to the date of the Casualty or, if the Demised Premises have not been damaged or have been only partially damaged, then Fixed Rent and Additional Rent (equitably reduced in the case of partial damage) shall be paid to the expiration date.

          If Landlord does not serve such termination notice within sixty (60) days after the Casualty, and if the Demised Premises have been damaged to any extent, Landlord shall, within ten (10) days following such sixty
     (60)-day period, inform Tenant whether or not the necessary repairs to the Demised Premises can be reasonably made within five (5) months following the Casualty. If Landlord informs Tenant that the repairs cannot be made within such period, Tenant may elect to terminate the Lease by notice given within ten (10) days after being so informed by Landlord. If they can be so made or if they cannot be so made but Tenant does not elect to terminate, the Lease shall continue and Landlord shall proceed diligently to make the necessary repairs, either, as the case may be, within five (5) months following the Casualty, subject to Unavoidable Delays and delays due to adjustment of insurance claims. If Landlord fails to complete the repairs within such five (5)-month period (subject to extension for such delays), Tenant may terminate the Lease on notice to Landlord given within ten (10) business days following the expiration of such period (as extended for such delays). If the Casualty occurs during the last year of the Term, Tenant may terminate the Lease if the repairs cannot be completed within three (3) months.

Nothing hereinabove contained shall relieve Tenant from any liability that may exist as a result of damage from Casualty, and, without limitation, if a Casualty results from the fault of Tenant, its agents, contractors, employees or invitees, Tenant shall not be entitled to any abatement or reduction of rent under this Article, except to the extent that Landlord receives the proceeds of any rent interruption insurance in lieu of such rent.

                                   ARTICLE 21
                                  CONDEMNATION

     21.01. If the Building or any part thereof is condemned or conveyed to a condemning authority ("Condemnor") under threat of condemnation (collectively, "Condemnation"), Landlord shall promptly notify Tenant thereof. If the Condemnation involves:

          (a) the entire Demised Premises, the Lease shall terminate on the date title vests in the Condemnor; or

          (b) such portion of the Building and/or Land as, in Landlord's reasonable judgment, renders uneconomic the utilization of the balance of the Building and Land, Landlord may terminate the Lease upon thirty (30) days' notice to Tenant at any time after title vests in the Condemnor.

     21.02. If a portion of the Demised Premises is condemned, as a result of which the balance of the Demised Premises cannot be reconstituted to enable Tenant to conduct its business substantially as theretofore, Tenant may terminate the Lease, by notice to Landlord given within thirty (30) days after the date when Tenant receives notice from Landlord that the title has vested in the Condemnor. If Tenant does not so terminate the Lease, Additional Rent, Tenant's Proportionate Share and Tenant's Proportionate Share of Increase shall be equitably reduced.

     21.03. In the event of termination of the Lease under this Article, the Fixed Rent and Additional Rent shall be apportioned as of the effective date of termination and the parties shall have no liability for subsequently accruing obligations.

     21.04. Tenant hereby waives all rights to any award in Condemnation, including, without limitation, rights arising from termination of all or any part of Tenant's leasehold interest. Tenant may, however, file a separate claim for its fixtures (covered by Section 12.02) and relocation expenses, but not for the value of the unexpired balance of the Term or any leasehold interest.

                                   ARTICLE 22
                                     LIENS

     22.01. If, because of any act or omission of Tenant or anyone claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises or the Building, or against Landlord (whether or not such lien or order is valid or enforceable), Tenant shall, at its expense, either post a bond or other security reasonably satisfactory to Landlord in an amount sufficient to remove such lien or cause the same to be canceled and discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, losses and damages, including, without limitation, reasonable attorney's fees and all other costs incurred by Landlord, in its sole discretion, to discharge and satisfy any such lien or the underlying claim in the event Tenant fails to discharge such lien. Nothing in the Lease nor any action or inaction by Landlord shall be construed to grant to Tenant, expressly or impliedly, any right or authority to do anything that might give rise to any lien, charge or other encumbrance upon Landlord's estate in the Demised Premises.

                                   ARTICLE 23
                                   SURRENDER

     23.01 Upon the expiration of the Term or any earlier termination of the Lease, Tenant shall remove all exposed and concealed computer, telephone and other communications wiring and cables and equipment from the plenum, and Tenant's Property, shall return to Landlord the 19 access control cards referred to in Section 1.08, and shall surrender the Demised Premises to Landlord broom-clean and in good condition, ordinary wear and tear and damage from causes beyond Tenant's reasonable control excepted. In the event of Tenant's failure to so remove such equipment or Tenant's Property, Landlord shall have the option either to retain such property without obligation to Tenant or to dispose thereof at Tenant's expense, including all reasonable charges for removal of wiring and equipment. In the event Tenant fails to return the access control cards to Landlord in accordance herewith,

Landlord shall charge Tenant for the replacement costs for same.

           If Tenant retains possession of the Demised Premises or any part thereof after the expiration of the Term or earlier termination of the Lease, Tenant shall become a tenant from month-to-month until such possession shall cease and Tenant shall pay to Landlord, on a daily basis, (i) an amount equal to 150% of the immediately preceding Fixed Rent for the time Tenant thus remains in possession, (ii) all Additional Rent for such period, including any adjustment of rents pursuant to Article 5, and (iii) all damages, consequential and direct, sustained by Landlord by reason of Tenant's retention of possession.

           Nothing contained in the Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Demised Premises beyond the expiration or prior termination of the Term, and Landlord, upon such expiration or prior termination of the Term shall be entitled to the benefit of all legal remedies now in force or hereafter enacted relating to the speedy repossession of the Demised Premises.

                                   ARTICLE 24
                TENANT'S DEFAULT OR BANKRUPTCY/LANDLORD'S DEFAULT

     24.01. If any one or more of the following events (herein sometimes called "Events of Default") occurs:

           (a) If Tenant defaults in the payment of Fixed Rent or Additional Rent, when due, and such default continues for five (5) days after notice from Landlord to Tenant; or

           (b) If Tenant defaults in the performance of any other obligation hereunder (including, without limitation, compliance with the Rules and Regulations annexed to the Lease) and such default continues for thirty (30) days (or appropriate shorter period in the event of an emergency) after notice from Landlord to Tenant (except for default, not involving an emergency, which cannot diligently be cured within such thirty (30)-day period and which is diligently cured by Tenant within a suitable longer period); or

           (c) If a petition in bankruptcy, for a reorganization or for the appointment of a receiver for all or any portion of Tenant's property is filed against Tenant and is not discharged within sixty (60) days thereafter; or

           (d) If Tenant acquiesces in the appointment of such a receiver, files any such petition, makes an assignment for the benefit of its creditors, or otherwise seeks the benefit of any insolvency laws.

Upon the occurrence of an Event of Default, Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and to be effective not less than five (5) days after the date of giving such notice, whereupon the Lease shall terminate upon such effective date (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Demised Premises to Landlord, and Tenant shall have no further rights hereunder but shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Demised Premises, repossess same and dispossess Tenant and all other persons and property therefrom.

     24.02. If Landlord so terminates the Lease, Tenant shall pay to Landlord, as damages, any rent of which Tenant may have been relieved pursuant to any provision of the Lease, and:

          (a) If an Event of Default occurs pursuant to subdivision (c) or (d) of Section 24.01 hereof, a sum which represents any excess of (i) the aggregate of the Fixed Rent and Additional Rent for the balance of the Term (as if the Lease were not so terminated) over (ii) the net fair rental value of the Demised Premises at the effective date of such termination, both discounted at the rate of eight (8%) percent per annum; and


          (b) In all other cases, sums equal to the Fixed Rent and Additional Rent, at such times as they would have been payable if not for such termination of the Lease, less the net rents received by Landlord from any reletting, after deducting from such rents all costs incurred in connection with such termination and reletting (but Tenant shall not be entitled to receive any excess of such net rents over such sums).

          Landlord may commence actions or proceedings from time to time to recover such damages or installments thereof. No provision hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which Landlord may be entitled under applicable law.

     In the event of a breach or threatened breach by Tenant of any of its obligations under the Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and concurrent and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     24.03. Tenant, on behalf of itself and all persons claiming through Tenant, including creditors, waives all rights, under present or future laws, to repossess the Demised Premises.

     24.04. Neither Landlord's nor Tenant's failure to insist upon the strict performance of the other's obligations hereunder or to exercise any remedy consequent upon a default, nor Landlord's acceptance of any Fixed Rent or Additional Rent during a continuance of any default of Tenant (with or without knowledge thereof) shall constitute a waiver of any such obligations or default.

     24.05. Rent (Fixed or Additional) paid more than three (3) business days after receipt of notice that same is overdue shall bear interest at the Citibank (New York) prime rate, plus 1% from the date of such notice until paid (without prejudice to any other rights or remedies of Landlord). Notwithstanding the foregoing, in the event that Tenant fails to pay Rent (Fixed or Additional) within ten (10) days after the due date more than two (2) times in any twelve (12)-month period, then thereafter such amount(s) shall bear interest at the Citibank (New York) prime rate, plus one (1%) percent without the requirement of notice by Landlord and without prejudice to any other rights or remedies of Landlord.

     24.06. In the Event of Default under the Lease Landlord shall use reasonable efforts to mitigate its damages thereunder.

     24.07. The occurrence of any one or more of the following events shall constitute an event of default by Landlord:

          (a) The failure by Landlord to make any payment required to be made by Landlord hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from Tenant to Landlord.

          (b) The failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of twenty (20) days after receipt of written notice thereof from Tenant to Landlord (except for a default which cannot diligently be cured within such twenty (20)-day period and which is diligently cured by Landlord within a suitable longer period.)

     24.08. Upon the occurrence of an event of default under this Lease by Landlord, then Tenant in addition to other rights or remedies it may have, at Tenant's option, may set off any amount owed to Tenant by Landlord against any rent or other payment due or to become due hereunder or perform, at Landlord's reasonable expense, any obligations of Landlord (which Landlord has failed to perform), in which event Tenant shall have the right to set off any reasonable expense incurred thereby against any rent or other payment due or to become due hereunder; provided, however, after the expiration of the cure period afforded to Landlord pursuant to Section 24.07(b) hereof, Tenant shall give Landlord twenty (20) days prior written notice of Tenant's intent to cure, whereupon Landlord shall allow Tenant to cure or Landlord may elect to cure such alleged defaults, without waiver of prejudice to Landlord's rights to file such against Tenant to recover all losses, damages and expense (including reasonable attorney's fees) incurred in curing such alleged defaults, filing law suit and conducting litigation if Landlord prevails on its claim that the alleged default was not a default of Landlord under the terms of the Lease. Notwithstanding anything to the contrary contained in this Section 24.08, any and all rights of Tenant contained in this Section or otherwise subject to this Section by the terms of this Lease to set off from or to abate Fixed Rent or Additional Rent payments due under this Lease, shall be limited to a maximum per month equal to fifteen (15%) percent of such monthly amounts due hereunder from Tenant to Landlord; provided, however, that if there are not enough months remaining in the Lease Term (excluding any unexercised options to extend the Term) so that Tenant may fully recover the amount owed, Tenant shall be entitled to increase the set off so as to be able to recoup the full amount in equal monthly installments over the balance of the Term of the Lease. If, at the end of the Term (as may be extended or earlier terminated hereunder) Tenant has not received the full value of its abatement, then at such time Landlord shall promptly refund to Tenant any balance then owed to Tenant.

                                   ARTICLE 25
                          LANDLORD'S RIGHT TO PERFORM
                              TENANT'S OBLIGATIONS


     25.01. If Tenant fails to perform any of its obligations hereunder and such failure continues after any applicable grace periods (or an appropriate shorter period in the event of an emergency) after notice thereof by Landlord, Landlord may (but shall not be obligated to) perform such obligation, in which event the cost of such performance, together with interest from the date of payment thereof, at the Citibank (New York) prime rate, plus one (1%) percent, shall be reimbursed by Tenant to Landlord upon demand (and shall constitute additional rent). The performance by Landlord of such obligation of Tenant shall not constitute a waiver of any right or remedy of Landlord arising from such failure of Tenant.


                                   ARTICLE 26
                                     BROKER


     26.01. Landlord and Tenant represent that they have dealt only with William
A. White/Grubb & Ellis ("Broker"), and with no other broker or salesperson in connection with the Lease. Broker's commissions are to be paid in accordance with the terms of Landlord's agreement, dated December 28, 1992, with Broker in connection with this Lease. In the event Landlord does not make any of said commission payments when due, and such default is not cured within thirty (30) days after written demand from Broker, then in such event, upon notification to Tenant of such election by Broker, Tenant shall pay directly to Broker the commission payments in default out to the next rental payments due under the Lease and, notwithstanding any contrary provision of the Lease, offset such payments against rent due. Upon receipt of notice of such election from Broker, Tenant shall promptly notify Landlord.

          Should any claim for commissions in connection with the Lease be made against Landlord by any other broker based on any acts of Tenant or its representatives, including an exclusive brokerage arrangement (other than an exclusive arrangement between the Landlord and a broker), Tenant shall indemnify Landlord against all liability and expenses (including reasonable attorney's fees) incurred in connection therewith. Should any such claim be made against Tenant on account of any acts of Landlord or its representatives, Landlord shall indemnify Tenant against all such liability and expenses (including reasonable attorneys' fees).

                                   ARTICLE 27
                                    OMITTED

                                   ARTICLE 28
                                    NOTICES

     28.01. All notices, demands, requests, approvals and consents hereunder (collectively, "Notices") shall be in writing and shall be deemed to have been properly made or given if delivered in person, by overnight courier or sent by registered or certified mail, return receipt requested, as follows:

          To Landlord:   WHITEWELD CENTRE, INC.
                         300 Tice Boulevard
                         Woodcliff Lake, NJ  07675

          with copy to:  WHITEWELD, BARRISTER & BROWN, INC.
                         345 Kinderkamack Road
                         Westwood, New Jersey  87675

          with copy to:  All Superior Mortgagees of which
                         Tenant has notice.

          To Tenant:     Kraft General Foods, Inc.
                         Three Lakes Drive
                         Northfield, Illinois  60093
                         Attn: Commercial and Industrial Real Estate Department

          with copy to:  Kraft General Foods, Inc.
                         Three Lakes Drive
                         Northfield, Illinois  60093
                         Attn: Legal Department, Real Estate Counsel


Either party may, by notice given pursuant to this Section, specify a different address. Mailed notices shall be deemed to have been given as of the date which is two (2) days after the date on which they are mailed. Overnight courier and personally delivered notices shall be effective as of the date of delivery. Notices may be given by an attorney-at-law or other authorized agent on behalf of Landlord or Tenant with the same effect as if given by the party itself.


                                   ARTICLE 29
                                   FLOOR LOAD

     29.01. Tenant shall not place a load upon any floor of the Demised Premises exceeding the load specified in Exhibit B, or, if none is so specified, then exceeding the load permitted by law or building design.


                                   ARTICLE 30
                                 MISCELLANEOUS

     30.01. Tenant shall comply with the annexed Rules and Regulations (as the same may be reasonably amended in accordance with its provisions), which are an integral part of the Lease, which shall be non-discriminatorially enforced and the violation of which by Tenant shall constitute an Event of Default, as provided in Section 24.01 (b). Any reasonable costs incurred by Landlord to compel compliance with such Rules and Regulations by Tenant shall be repayable by Tenant to Landlord, on demand, as additional rent.

     30.02. Tenant, within twenty (20) days after a request from Landlord, shall execute and deliver to Landlord a statement in such form as may be required by Landlord or a Superior Mortgagee, certifying, without limitation, that (a) the Lease has not been modified and is in full force (or, if there have been modifications, that the Lease is in full force as modified, and stating the modifications), (b) the date to which the Fixed Rent has been paid, (c) (if any option to extend the Term is provided for in the Lease) whether Tenant has exercised its option to extend the Term, (d) whether or not, to the best of the knowledge of the party executing such statement, Landlord is then in default in the performance of any of its obligations under the Lease and, if so, specifying each such default, (e) whether Tenant has any defenses, offsets or counterclaims against Landlord with respect to the Lease or the Demised Premises, and if so, specifying each such defense, offset or counterclaim, and (f) whether any security has been deposited by Tenant with Landlord, and, if so, the amount thereof; and any other facts within the knowledge of Tenant reasonably requested by Landlord or a Superior Mortgagee.

     If reasonably required in connection with a permitted assignment by Tenant, Landlord, within twenty (20) days after a request from Tenant, shall execute and deliver to Tenant a statement certifying the applicable information pursuant to subdivisions (a), (c) and (f).

     30.03. The term "Landlord" means the Landlord named herein and any successor to its interest in the Lease. If Landlord assigns such interest and the assignee assumes Landlord's obligations hereunder, Landlord shall thereupon cease to be liable for any subsequently accruing obligations under the Lease, which shall be the sole liability of the assignee of such interest.

     30.04. Without limiting Article 8 hereof, the term "Tenant" means the named Tenant herein, any permitted assignee of the Lease and/or any permitted subtenant of all or any portion of the Demised Premises (without hereby creating any relationship or privity between Landlord and such subtenant).

     30.05. The term "Unavoidable Delays" means delays or prevention due to strikes, lock-outs or other labor difficulties, acts of God, shortages of labor, materials, supplies, fuel or utilities, governmental restrictions, enemy action, war, civil commotion, fire or other casualty, emergency, holdover of tenants, or any other causes beyond Landlord's or Tenant's reasonable control, as the case may be.

     30.06. Landlord and Tenant hereby waive trial by jury in any action or proceeding and with respect to any counterclaim arising under or in connection with the Lease.

     30.07.  The Lease shall be governed by the Laws of the State of New Jersey.

     30.08. The invalidity or unenforceability of any provision of the Lease in any instance shall have no effect upon the validity or enforceability of the remainder of the Lease or the validity or enforceability of such provision in any other instance.

     30.09. The Lease contains the entire agreement between the parties concerning the Demised Premises, and the parties acknowledge that its execution has not been induced by any representation or warranty by Landlord or Tenant (or any representative or broker) not set forth herein.

     30.10. The Lease may not be modified or terminated (except as otherwise provided herein) and its provisions may not be waived except by a written agreement signed by the parties.

     30.11. The Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, successors, executors and permitted assigns, and shall be deemed to run with the Land.

     30.12. The captions herein are for convenience of reference only and shall not be deemed to define, limit or describe the scope or intendment of any provision of the Lease.

     30.13. During the period when the Demised Premises are being prepared for Tenant's occupancy and during Tenant's move-in, Tenant shall do nothing in or about the Demised Premises which might create labor discord affecting Landlord or the Building.

     30.14. Tenant shall look solely to Landlord's estate and property in the Land and Building (as the same may be subject to any ground leases or mortgages) for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the Lease. In no event shall there be any personal liability on the part of Landlord (or any of the entities comprising Landlord) beyond such estate and property and no other assets of Landlord (or of any constituent entity thereof) shall be subject to levy, execution, attachment or any other legal process.

     30.15. Landlord and Tenant represent (each for itself) that they have full authority to enter into the Lease and that the person or persons signing on their behalf are duly authorized to execute the Lease with binding effect upon Landlord and Tenant.

     30.16. The Lease shall not become effective or binding until signed by Landlord, and a counterpart, so signed, has been delivered to Tenant.

     30.17.  Neither the Lease nor any memorandum of lease shall be recorded.

     30.18. Tenant's sole remedy in connection with any dispute as to Landlord's reasonableness in exercising its judgment or withstanding its consent or approval hereunder or in any separate agreement relating to the Lease (if Landlord is required to act reasonably) shall be an action for an injunction, a declaratory judgment or specific performance, all rights and claims to money damages or other remedies hereby being waived by Tenant.

     30.19. The Exhibits annexed hereto shall be deemed part of the Lease with the same force as if set forth as numbered Articles herein.

     30.20. Landlord shall furnish hot and cold water for drinking, lavatory and toilet purposes.

     30.21. Neither party shall (negligently or otherwise) cause or permit the escape, disposal or release of any hazardous or toxic substances or materials at or about the property. Neither party shall allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Demised Premises any such materials or substances. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section
6901) et seq., and all applicable state and local laws, ordinances, rules and regulations. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been a release of hazardous materials, the test discloses that there has been a release of hazardous substances at or about the property around or upon which the Building is situated and it is established that the release of hazardous substances, if present, was due to the cause or permission of Tenant, then to the extent of such fault, the reasonable costs thereof shall be reimbursed by Tenant to Landlord, upon demand, as Additional Rent, if such requirement applies to the Demised Premises. Otherwise, as between Landlord and Tenant, such cost shall be borne by Landlord. In addition, the parties shall execute affidavits, representations and the like, from time to time, at the parties' request, concerning the parties' best knowledge and belief regarding the presence of hazardous and toxic substances or materials on the Demised Premises. Subject to the terms of the next two sentences, at all events, Tenant shall indemnify and hold Landlord harmless from and against all liability, damages, costs, claims, judgments and expenses arising out of or relating to the presence, use or release of hazardous or toxic materials on the Demised Premises caused by Tenant, Tenant's agents, contractors, employees, licensees or invitees, while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant, or out of or relating to the violation of or non-compliance with the provisions of this Article or of any applicable laws, ordinances or rules or regulations, including but not limited to, the New Jersey Environmental Cleanup Responsibility Act. Landlord warrants and represents that the Demised Premises, the Building and the property are free from asbestos and all other toxic or hazardous materials. Landlord agrees to indemnify and hold Tenant harmless from and against all liability, damages, costs, claims, judgments and expenses arising out of or relating to the presence, use or release of hazardous or toxic materials on or about the property which does not arise out of the acts or omissions of Tenant, its employees, agents or invitees. The provisions of this Section 30.21 shall survive the expiration or earlier termination of the Term.


                                   ARTICLE 31
                        TENANT'S RIGHT TO TERMINATE LEASE

     31.01. Tenant may terminate the Lease, effective as of sixty-one (61) months after the Commencement Date, upon giving Landlord at least twelve (12) months' advance notice, provided as follows:

             (a) Tenant is not in default under the Lease beyond any applicable grace period at the time of giving such notice or on the designated termination date, and all monetary obligations of Tenant accruing to the designated termination date are paid to Landlord on or before such date, or if not then determinable, Tenant secures to Landlord the payment of such undischarged obligations;

               (b) Tenant, in addition to all other monetary obligations, shall pay to Landlord on or before the designated termination date that amount representing the sum of (i) twelve (12) months' rental payments at the rate then applicable, and (ii) the unamortized portion of the cost of Landlord's Work, and (iii) the unamortized portion of any brokerage commission earned and actually paid or obligated to be paid by Landlord, each amortized at a rate of eight (8%) percent over the Initial Term. Such sum represents full compensation to Landlord for the loss of its bargain and for its expenses for reletting and loss of rents;

               (c) All Lease provisions applicable as of the natural expiration of the Lease shall apply to the effective earlier termination date; and

               (d) Tenant shall deliver the Demised Premises to Landlord vacant and broom clean and in accordance with Article 23 on the designated termination date.


                                   ARTICLE 32
                         TENANT'S OPTION TO EXTEND TERM

     32.01. Tenant may extend this Lease for two (2) additional terms of three
(3) years each ("Extended Terms"), to commence on the date of the expiration of the Term and the first Extended Term, respectively, subject to compliance with the following conditions precedent:

          A. Tenant, at the time of exercising each option as well as at the time fixed for the commencement of each Extended Term, shall not be in default under the Lease and the Lease shall at such times be in force;

          B. Tenant shall have given notice of election to extend no later than twelve (12) months prior to the date of expiration of the Term or of the first Extended Term, as the case may be. The failure to do so shall be deemed an irrevocable waiver by Tenant of its right to extend or further extend the Term, as the case may be.

          C. The Fixed Rent for each Extended Term, if any, shall be ninety-five (95%) percent of the then fair market rental value of the Demised Premises. If the parties are unable to agree as to such fair market rental value not later than six (6) months before the commencement date of the first or second Extended Term, as the case may be, if any, each party shall promptly appoint a qualified real estate appraiser or leasing broker ("appraiser") having at least ten (10) years' full-time commercial real estate (rental and fee) appraisal experience in the area in which the Office Building is located. If either party fails to designate an appraiser within ten (10) days after demand by the other party, the appraiser appointed by the other party shall alone make the determination. The appraisers appointed by the parties shall meet and promptly fix the fair market rental value of the Demised Premises as of the commencement date of such Extended Term. If they are unable to do so within thirty (30) days after the appointment of the second appraiser, they shall select a third appraiser with similar qualifications. If they are unable to agree on a third appraiser, either party may apply to the assignment judge of the

     Superior Court of the county in which the Office Building is located, for the selection of a third appraiser having the indicated qualifications and who has not previously acted for either party in any capacity. Within thirty (30) days after selection of the third appraiser, the appraisers shall meet and, by majority vote, determine the fair market rental value of the Demised Premises.

               In establishing the fair market rental value, the Demised Premises shall be considered as if being leased at the commencement of the first or second Extended Term, as the case may be, and then constituted but unoccupied, to a third party, and the parties or the appraisers, as the case may be, shall be guided principally by rentals then being charged for office space of similar rentable area, layout and location in buildings of nearly comparable construction, size and age, located in comparable areas in northern New Jersey. For such purposes, any building owned or leased by Landlord, alone or with others, may be considered. Any special features of the Demised Premises and the accessory facilities (but not Tenant's Property) shall be considered and the appraisers shall receive and consider all pertinent evidence and testimony offered by the parties or their representatives, including evidence of Landlord's operating expenses and real estate taxes.

               If a majority of the appraisers are unable to agree on the fair market rental value, the mean average of the appraisals shall be taken as such value, provided that if either the highest or the lowest appraisal is more than fifteen (15%) percent above or below the middle appraisal, such highest or lowest appraisal shall be disregarded and the mean average of the remaining appraisals shall be used and if both the highest and lowest appraisals are thus disregarded, the middle appraisal shall govern. The parties shall bear the costs of their own appraisers and shall share the costs of the third appraisers.

               Ninety-five (95%) percent of the fair market rental value, as so determined, shall constitute the Fixed Rent for the Extended Term.

               D. All of the provisions of the Lease (other than such as are manifestly or by fair construction inapplicable or inconsistent) shall apply to each of the Extended Terms, except that the Fixed Rent shall be as above provided and Tenant shall have no right to any further extension.

               E. Tenant shall pay for its electricity as provided in
     Article 14.

               F. The Fixed Rent for each of the Extended Term shall be payable in addition to Additional Rent, as defined in Section 1.04(b), and shall be subject to annual adjustment in accordance with Article 5.


                                   ARTICLE 33
                        TENANT'S RIGHT OF FIRST REFUSAL

     33.01. During the term of the Lease, as it may be extended, Landlord shall
apprise Tenant of        square feet of contiguous space (the "Offered Space")
on the second floor of the South Wing of the Building, as set forth in Exhibit D attached hereto, should the same become available for leasing after the expiration of any existing leases of the Offered Space (including any extended terms and any rights of first refusal with respect thereto). Subject to any existing tenant's rights of first refusal, Tenant shall have the option, exercisable by notice to Landlord sent within five (5) business days after receipt of Landlord's notification of availability of the Offered Space, to lease the Offered Space "as is" for the balance of the Term on the then standard terms for leases in the Building, other than rental and business terms requiring modifications by reason of different or peculiar factors relating to the Offered Space. The rental for the Offered Space shall be the then fair market rental value thereof as agreed upon by Landlord and Tenant at such time. Such rental value, if not agreed to by the parties, shall be subject to determination as set forth in Section 32.01 above. If Tenant shall fail to exercise its option within the five (5)-business day period above provided, Tenant's right of first refusal shall terminate and be of no further force or effect, and Landlord shall be free to lease such Offered Space to any other party on such terms as Landlord in its sole discretion shall determine.

     The fair market rental value, as so determined, shall constitute the Fixed Rent for the Offered Space.

                                   ARTICLE 34
                            HEALTH AND FITNESS CLUB

     34.01. During the first anniversary year of the Term only, Tenant shall be entitled to enroll no more than 19 employees as members of the Health and Fitness Club located in the Building at an annual cost of $200 per employee. Membership fees for (i) all other employees during the first anniversary year of the Term, and (ii) all employees for each anniversary year thereafter, shall be the then prevailing rates for such membership.

          IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease the date first above written.

ATTEST:                                 WHITEWELD CENTRE, INC.

        /s/                                 /s/             (L.S.)
(SEAL) -------------------------        By: ----------------------------


ATTEST:                                 KRAFT GENERAL FOODS, INC.

(SEAL) /s/ Sandra F. Hermil             By: /s/ Mike Cissell (L.S.)
       -------------------------            ----------------------------
       Assistant Controller

STATE OF NEW JERSEY      )
                   : ss.:
COUNTY OF BERGEN         )

     I CERTIFY that on this        day of         , 1992,               edged
under oath, to my satisfaction, that this person signed, sealed and delivered
the attached documents as       of WHITEWELD CENTRE, INC.; that the proper
corporate seal was affixed; and that this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


Sworn to and subscribed before
me, the date aforesaid.




STATE OF ILLINOIS        )
                   : ss.:
COUNTY OF COOK           )

     I CERTIFY that on this 29th day of December, 1992, Mike Cissell personally came before me and this person acknowledged under oath, to my satisfaction, that this person signed, sealed and delivered the attached document as Dir., R.E. of KRAFT GENERAL FOODS, INC.; that the proper corporate seal was affixed; and that this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


Sworn to and subscribed before
me, the date aforesaid.

---------------------------------
          OFFICIAL SEAL
       Deborah A. McCarthy            /s/ Deborah A. McCarthy
  NOTARY PUBLIC STATE OF ILLINOIS
   MY COMMISSION EXPIRES 1/29/94


---------------------------------

                             RULES AND REGULATIONS


     1. Tenant shall not (a) obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entrances, passages, fire exits, corridors, halls, stairways or elevators of the Office Building, or use the same in any way other than as a means of passage to and from the offices of Tenant; (b) bring in, store, test or use any materials in the Office Building which could cause a fire or an explosion or produce any fumes or vapor; (c) make or permit any improper noises in the Office Building; (d) smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Office Building, or in the halls or passageways, sit on or place anything upon the window sills; or (e) clean the windows.

     2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

     3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Office Building shall not be obstructed.

     4. No signs, lettering, advertisements or notices shall be inscribed, painted, affixed or displayed in, on, upon or behind any windows. Tenant's interior signage which is exterior to the Demised Premises shall conform to Building standard, and shall, in any event, be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

     5. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that on exterior windows or glass there shall be no deviation from the Building standard. Such curtains, blinds and shades must be of a quality, type, design and color, and attached in a manner approved by Landlord.

     6. No bottles, parcels, or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building (other than the Demised Premises). No articles of Tenant's Property shall be placed against the glass walls of the Demised Premises exposed to the Atrium of the Building. No article shall be thrown out of the doors or windows of the Demised Premises.

     7. No contract of any kind with any supplier of towels, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant. Tenant shall not employ any person or persons for the purpose of cleaning the Demised Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant may install vending machines and shall use Landlord's vendor, if competitive.

     8. Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Demised Premises; and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          9. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Office Building by any tenant; and the time of moving the same in and out of the Office Building. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss or damage to any such equipment or freight from any cause; but all damage done to the Office Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Office Building and to exclude from the Office Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

          10. No machinery of any kind or articles of unusual weight or size will be allowed in the Office Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

          11. No additional lock or locks shall be placed by Tenant on any door or window in the Office Building, without the prior written consent of Landlord. Twenty-five keys will initially be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any lock. All keys to doors and washrooms shall be returned to Landlord on or before the end of the term of this Lease, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof. Tenant shall, on the termination of Tenant's tenancy, deliver to Landlord, all keys to any space within the Building, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost thereof.

          12. No bicycles, vehicles (except wheelchairs) or animals or pets of any kind shall be brought into or kept in or about the Demised Premises.

          13. The requirements of Tenant will be attended to only upon application at the office of Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

     14. The Demised Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited, but Tenant may use a microwave oven.

     15. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Demised Premises; manufacture or store goods, wares or merchandise upon the Demised Premises (other than as provided in Section 2.01 of the Lease), without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business at the Demised Premises; permit the Demised Premises to be used for gambling; make any unusual noises in the Office Building; permit to be played any musical instrument in the Demised Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any odors to emanate from the Demised Premises; or otherwise interfere with other tenants or occupants of the Building (or those having business with them).

     16. No awnings, air conditioning units or other fixtures or projections shall be attached to the outside walls, windows or window sills of the Office Building.

     17. Canvassing, soliciting and peddling in the Office Building are prohibited, and Tenant shall cooperate to prevent same.

     18. There shall not be used in the Demised Premises or in the Office Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

     19.  OMITTED.

     20. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Office Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     21. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved for Landlord's purposes in operating the Office Building: (a) the exclusive right to the use of the name of the Office Building for all purposes, for himself or anyone he might designate, except that Tenant may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Office Building, without incurring any liability to Tenant for so doing, other than to compensate Tenant for letterhead and business cards; (c) the right to install and maintain a sign or signs on the exterior of the Office Building; (d) the executive right to use or dispose of the use of the roof of the Office Building; (e) the right to limit the space on the directory of the Office Building allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Office Building.

     22. Tenant shall list all articles to be taken from the Office Building (other than those taken out in the usual course of business of Tenant) on Tenant's letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Office Building for approval before such articles are taken from the Office Building.

     23. Except as provided in Article 35, Tenant shall have the nonexclusive right to use in common with Landlord and other tenants of the Office Building and their employees and invitees the portion of the parking area provided by Landlord for the common parking of passenger automobiles. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, and may temporarily revoke or modify the parking rights granted to Tenant hereunder for the purpose of undertaking any repairs or alterations it deems necessary to the parking area, roads and driveways. Landlord shall use its best efforts to minimize the requirement for any such revocation or modification of such parking rights.

     24. No Common Office Facilities within the Office Complex shall be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Demised Premises, and no Tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Common Office Facilities. No Tenant shall invite to, or permit to visit, the Demised Premises, persons in such number or under such conditions as may interfere with the use and enjoyment by others of the Common Office Facilities. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, to the employees, agents, licensees or invitees of Tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Common Office Facilities and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Office Building entrances shall be used by persons making deliveries in the Office Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

     25. Tenant shall, at all times maintain the Demised Premises in a neat, clean and sanitary condition.

     26. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m., after 2:00 p.m. Saturdays, and at all hours on Sundays and Legal Holidays, all persons who do not present a pass to the Building signed by the Tenant. Each tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to the Landlord for the acts of such persons.

                                  EXHIBIT "C"

JANITORIAL SERVICES

     Nightly Services:

          1. Empty and clean ash trays.
          2. Empty waste baskets.
          3. Clean cigarette urns.
          4. Remove trash to areas designated.
          5. Wipe drinking fountains.
          6. Sweep floors.

     Weekly Services:
          1. Dust desks and tables.
          2. Dust desk accessories not of material value and replace in proper place.
          3. Dust cabinets, files, chairs and window sills.
          4. Vacuum carpets.

     Outside Service, as required:
          1. Sweep driveways - curbs.
          2. Sweep and clean sidewalks.
          3. Snow removal from driveways, sidewalks, steps and parking area.

     Occasional Service, when necessary:
          1. Dust paneling.
          2. Dust picture frames.
          3. Dust diffusers.
          4. High dust door tops, tops of partitions and high ledges.
          5. Damp mop floor.

     Nightly Service - Rest Room Area (on floor leased by Tenant):
          1. Sweep, mop and sanitize floors.
          2. Clean commodes and toilet seats.
          3. Empty and clean towel and sanitary disposal receptacles.
          4. Clean urinals.
          5. Clean mirrors.
          6. Clean sinks.
          7. Sanitize plumbing fixtures.

     Occasional Service - Rest Room Area (on floor leased by Tenant):
          1. High dust walls and ceilings.
          2. Completely clean ceramic tile.
          3. Replenish soap, toilet tissue and paper towels.
          4. Spot clean ceramic wall tiles.

     Public Areas and Multiple Tenancy Floors - Supplemental Service:
          1. Flooring on stairs, corridors, foyers and elevators washed and waxed as necessary.
          2. Elevator, stairway and utility doors washed with clear water or approved cleanser, as necessary.
          3. Dust and clean electric fixtures and fittings in public corridors, foyers, stairways, as necessary.

     WINDOW CLEANING SERVICE:
          Exterior windows and glass and interior doors and partition glass will be washed inside and outside as required, but not more than four (4) times per year.

KGF Sublease                               Premises: Portion of the Second Floor
Entire Premises                                           Whiteweld Centre, Inc.
                                                              300 Tice Boulevard
                                                Woodcliff Lake, New Jersey 07675
                                                        Date:  December 23, 1994


                               SUBLEASE AGREEMENT


     This Sublease Agreement (this "Sublease") is made and entered into as of the 23 day of December, 1994, by and between KRAFT GENERAL FOODS, INC., a Delaware corporation ("Sublessor"), Three Lakes Drive, Northfield, Illinois 60093, and MEDCO CONTAINMENT SERVICES, INC., a Delaware corporation ("Sublessee"), 100 Summit Avenue, Montvale, New Jersey 07645 (Sublessor and Sublessee hereinafter collectively referred to as the "Parties" and individually referred to as "Party").


                                  WITNESSETH:

     WHEREAS, Sublessor, as tenant, and Whiteweld Centre, Inc., a New Jersey corporation, as landlord ("Lessor"), have heretofore entered into that certain Lease (the "Master Lease"), dated as of December 28, 1992, providing for the leasing of certain space, totalling approximately 19,374 rentable square feet, and improvements therein, located at Whiteweld Centre, 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675 and more particularly described in the Master Lease (collectively the "Premises") for a lease term commencing April 1, 1993 and ending March 31, 2001, unless sooner terminated as provided in the Master
Lease:

     WHEREAS, Sublessor and Sublessee previously have entered into that certain Sublease Agreement (the "Prior Sublease") dated April 11, 1994, a copy of which is attached hereto as Exhibit A, whereby Sublessor subleased to Sublessee the Premises for a sublease term commencing April 15, 1994 and ending March 1, 2001, unless sooner terminated as provided in the Prior Sublease; and

     WHEREAS, Sublessor and Sublessee desire to terminate the Prior Sublease and execute a new sublease with respect to the Premises upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing preambles, the payment of Ten Dollars ($10.00) by Sublessee to Sublessor, the occupancy of the Premises by Sublessee pursuant to the terms hereof, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant, acknowledge, represent and agree as follows:

     1. TERMINATION OF THE PRIOR SUBLEASE. Sublessor and Sublessee hereby agree that, as of the date hereof, the Prior Sublease shall be terminated and shall be null and void and of no further force and effect regarding the rights, duties and obligations of the Parties with respect to the subject matter hereof (except for any unfulfilled indemnities and obligations as stated in Paragraph 31(i) of the Prior Sublease to survive the termination thereof), and the rights, duties and obligations of the Parties with respect to the subject matter hereof shall be governed hereafter by the terms and provisions of this Sublease.

     2. DEMISE: TERM. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the Premises from Sublessor, for a term commencing as of the date on which Sublessee shall receive a fully executed copy of the Recognition and Attornment Agreement attached hereto as Exhibit B (the "Attornment Agreement") (hereinafter such date shall be referred to as the "Sublease Commencement Date"), and expiring March 31, 2001, or on such earlier date upon which said term may expire or terminate (the "Sublease Term") pursuant to any of the conditions of limitation or other provisions of the Master Lease or this Sublease or pursuant to the provisions of any present or future constitution, law, statute, ordinance, rule, regulation, other governmental order or controlling judicial determination of any federal, state, local, municipal or other governmental body, agency or authority having or asserting jurisdiction and all departments, commissions, boards and officers thereof (collectively the "Laws"). Unless expressly stated to the contrary herein, Sublessee and Sublessor agree that no extension rights or renewal options have been granted to Sublessee.

     3. TERMINATION OPTION. Sublessee shall have the right, in its sole discretion, to terminate this Sublease effective March 31, 1998, upon (i) not less than twelve (12) months prior written notice of such termination to Sublessor and (ii) payment of a termination fee to Sublessor in the amount of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00), payable to Sublessor not less than six (6) months prior to such termination date.

     4. RENT. Sublessee agrees to pay to Sublessor, without previous demand therefor and without set-off, abatement, credit, deduction or claim of offset, except as provided in Paragraph 5 below, annual base rent for the Premises ("Base Rent") in the amount of Two Hundred Sixty One Thousand Five Hundred Forty-Nine and no/100 Dollars ($261,549.00).

payable in equal consecutive monthly installments of Twenty-One Thousand Seven Hundred Ninety-Five and 75/100 Dollars ($21,795.75) ($1.125 per square foot), payable in lawful money of the United States of America, in advance, on the first day of each month commencing on the Sublease Commencement Date, and continuing on the first day of each month thereafter until March 31, 1998 or the earlier termination of this Sublease; thereafter, Sublessee shall pay to Sublessor Base Rent in the amount of Two Hundred Eighty Thousand Nine Hundred Twenty-Three and no/100 Dollars ($280,923.00), payable in equal consecutive monthly installments of Twenty-Three Thousand Four Hundred Ten and 25/100 Dollars ($23,410.25) ($1.21 per square foot), in advance, on the first day of each month for the period commencing April 1, 1998, and continuing on the first day of each month thereafter until the expiration or earlier termination of this Sublease. Base Rent and all other amounts due Sublessor hereunder shall be payable to Sublessor at the address of Sublessor set forth in Paragraph 29 of this Sublease or at such other address as Sublessor may from time to time designate by notice to Sublessee. In the event the Sublease Term commences or expires on any day other than the first or last day of a month, respectively, then the Base Rent for such month shall be paid for the fraction of the month during which a portion of the Sublease Term exists. In addition to the Base Rent, Sublessee agrees to pay to Sublessor, as additional rent (the "Sublease Additional Rent"), the sums specified in Paragraph 11 and otherwise in this Sublease, in the same manner as provided for the payment of the Base Rent herein.

     5. RENT ABATEMENT. Notwithstanding anything to the contrary contained in Paragraph 4 above, Sublessee shall be entitled to an abatement of Base Rent in an amount equal to Ninety Thousand Two Hundred Ninety-Nine and 63/100 Dollars ($90,299.63), which represents an adjustment of Base Rent payable by Sublessee to Sublessor, retroactive to the commencement date of the Prior Sublease, which amount shall be credited against Sublessee's rental obligations next becoming due hereunder until such abatement amount has been fully exhausted. Additionally, in the event Sublessee fails to exercise its termination option provided in Paragraph 3 above, and provided Sublessee has paid its broker the balance of its commission due in connection herewith, Sublessee shall be entitled to an abatement of Base Rent in an amount equal to Thirty-Four Thousand Six Hundred Thirty-Eight and 45/100 ($34,638.45), which amount shall be credited, commencing as of April 1, 1998, against Sublessee's rental obligations next becoming due hereunder until such abatement amount has been fully exhausted.

     6. SECURITY DEPOSIT. [Intentionally Deleted]

     7. ASSIGNMENT; SUBLETTING. Sublessee will not sublet the Premises, or any portion thereof, or assign this Sublease in whole or in part, for collateral purposes or otherwise, or permit use or occupancy of the Premises, or any portion thereof, by others without the prior written consent of Sublessor in each instance being first obtained, which consent shall not be unreasonably withheld provided Sublessee remains liable under this Sublease; and if Sublessee shall not remain liable under this Sublease, Sublessor may withhold its consent in its sole discretion and with or without cause or reason. In the event Sublessee desires to assign this

Sublease or further sublet all or any part of the Premises to (a) any entity resulting from a sale of assets, merger or consolidation with Sublessee or (b) its parent or any subsidiary or affiliate of Sublessee, Sublessor shall be deemed to have consented to such assignment or subletting; provided, however, that (i) Sublessee shall provide Sublessor with thirty (30) days prior written notice of said assignment or sublease, (ii) said assignment or sublease shall not release Sublessee from any of its liabilities or obligations pursuant to the terms of this Sublease, and (iii) such sub-sublessee or assignee shall execute and deliver to Sublessor a written acceptance and assumption of the rights, duties and obligations of Sublessee hereunder. However, any assignment or sublease under this Paragraph 7 is further subject to the consent of the Lessor under the terms and conditions of the Master Lease. For the purposes of this Paragraph 7, the sale of stock of Sublessee or its parent shall not be deemed an assignment. In the event Sublessee shall assign or sublet all or any part of the Premises, such assignment, subletting, or grant of any other right of occupancy shall not be construed as relieving Sublessee from any liability under this Sublease or from responsibility for obtaining Sublessor's prior written consent to any further assignment, subletting or occupancy.

     8. REFERENCE TO MASTER LEASE; SUBORDINATION; ESTOPPEL. Sublessee hereby acknowledges that it has received and fully reviewed a copy of the Master Lease, a copy of which is attached hereto as Exhibit C. Sublessee furthermore hereby assumes and agrees to fully adhere to, perform and comply with all covenants, agreements, terms, provisions, conditions, duties and obligations contained in the Master Lease and imposed upon the tenant named therein (other than the payment of the base rent and additional rent and Sublessor's termination option specified therein) as fully and completely as though it were the tenant named therein. Sublessee acknowledges and agrees that the lien of this Sublease is, and at all times shall be, expressly subject and subordinate to the Master Lease, and all present or future (i) ground and underlying leases of all or any portion of the Premises, (ii) mortgages or trust deeds which affect all or any portion of the Premises, (iii) advances under such mortgages or trust deeds and
(iv) renewals, modifications, replacements and extensions of any such lease, mortgage or trust deed. Upon the request of Sublessor, Sublessee shall execute and deliver, within ten (10) days after receipt of the request, such certificates of subordination and estoppel as reasonably may be requested by Sublessor, or Lessor under the Master Lease, to evidence the subordination set forth above and provide information concerning the status of this Sublease.

     9. INDEMNIFICATION. The rights and liabilities of the Parties with respect to indemnification, unless otherwise provided herein, shall be controlled by the terms and definitions of Article 19 of the Master Lease except that "Lease" shall mean "Sublease" and "Master Lease".

     10. HAZARDOUS MATERIALS. Sublessor represents and warrants that Sublessor did not introduce or bring any hazardous material (hereinafter defined) onto the Premises prior to the commencement date of the Prior Sublease. Sublessor further represents and warrants that, to the best of its knowledge the Premises were free of hazardous material prior to the commencement date of the Prior Sublease. Sublessor shall indemnify, hold harmless and defend Sublessee from and against any and all actions, claims, costs, damages, demands, expenses (including reasonable attorneys' fees), inquiries, judgments, liabilities, losses and suits with respect to and arising out of any breach of its representations and warranties contained under this Paragraph 10. Sublessee hereby indemnifies Sublessor and Lessor and agrees to defend and hold Sublessor and Lessor harmless from and against any and all actions, claims, costs, damages, demands, expenses (including attorneys' fees), injuries, judgments, liabilities, losses and suits of any and every kind, whatsoever paid, sustained, suffered or incurred, including all foreseeable and all unforeseeable damages arising out of or in connection with, or as a direct or indirect result of, Sublessee's or its agents', suppliers', guests', employees', invitees' or contractors' use, manufacture, generation, storage, disposal, release or presence, on or under the Premises, or Sublessee's or its agents', suppliers', guests', employees', invitees' or contractors' transportation to, across, or from the Premises, of any hazardous material (as defined herein), or the escape, seepage, leakage, spillage, discharge, emission, discharging or release of any hazardous material introduced by Sublessee, its agents, employees, designees, invitees or guests, or allowed to be introduced by Sublessee onto the Premises, Building or the land on which the same are located. As used herein, the term "hazardous material" shall mean petroleum or any fraction thereof, natural gas, liquefied synthetic gas, any mixture of natural and synthetic gas, and asbestos, and any material defined as "hazardous substances," "hazardous waste," "hazardous constituents," "solid waste," "hazardous materials," "extremely hazardous waste," or "toxic substances," or words of similar meaning or import in any federal, state or local statute, rule or regulation, as they may be amended, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901 et seq., and in the regulations adopted and publications promulgated pursuant to said laws (the "Environmental Laws").

     11. TAXES, OPERATING EXPENSES AND OTHER CHARGES. During the term of this Sublease (comprised of the Sublease Term and any and all extensions, renewals or modifications of this Sublease which may be granted by Sublessor, hereinafter referred to as the "Term"), Sublessee shall pay Sublessor, as Sublease Additional Rent, an amount reasonably estimated from time to time by Lessor under the Master Lease or by Sublessor prior to or during any calendar year in the Term and communicated to Sublessee by written notice (an "Estimate"), as being equal to the Taxes and Operating Expenses (as defined in
Article 5 of the Master Lease) and all other impositions, assessments and charges incurred by Lessor in its management, control, operation, maintenance, leasing and repair of the Premises and other amounts specified in the Master Lease relating to the management, control, operation, maintenance, leasing and repair of the Premises and the property of which the Premises are a part, the charge for which is passed through to Sublessor, as tenant, under the Master Lease ("Other Charges"), for each calendar year of the Term in excess of the amount of such Taxes, Operating Expenses and Other Charges for the twelve (12) month period beginning April 11, 1994 ("Sublease Base Year") provided that the amount to be paid by Sublessee with respect to each of the calendar years during which the Term begins and ends shall be apportioned pro rata between Sublessor and

Sublessee on the basis of the number of days of the Term falling within said calendar years ("Estimated Expenses"). All amounts to be paid by Sublessee hereunder shall be paid in monthly installments in advance on the first day of each calendar month during each calendar year of the Term in an amount sufficient to satisfy payment of the Estimated Expenses as based on the Estimate and all other payments described above. Upon receipt of an expense statement from Lessor with respect to actual Taxes, Operating Expenses and Other Charges, Sublessor shall deliver the same to Sublessee with a detailed statement setting forth (i) Sublease Base Year Taxes, Operating Expenses and Other Expenses and
(ii) the amount of Sublease Additional Rent previously paid by Sublessee to Sublessor for the period of time covered by such expense statement. If Sublessee's payments under this Paragraph 11 exceed Sublessee's share as indicated on said statement, Sublessee shall be entitled to credit the amount of such overpayment against Sublessee's share of such Taxes, Operating Expenses or Other Charges, as the case may be, next falling due. If such overpayment occurs in the final year of the Term, Sublessee has vacated the Premises and is not in default hereunder or under the Master Lease, Sublessor shall pay to Sublessee the amount of the overpayment (or the balance thereof not used by Sublessor to cure any Sublessee defaults hereunder or under the Master Lease) within thirty
(30) days of the date of the later to occur of (i) expiration or other termination of this Sublease, (ii) vacation of the Premises or (iii) cure of any default hereunder or under the Master Lease. If Sublessee's payments under this Paragraph 11 were less than Sublessee's share as indicated on said statement, Sublessee shall pay to Sublessor the amount of such deficiency within twenty-one
(21) days after delivery by Sublessor to Sublessee of said expense statement.

     12.  EXPENSES AND COSTS.

          (a) With respect to the Premises, Sublessee agrees to do the following at its sole cost and expense:

               1. Make all repairs necessitated by the negligence of or abuse by Sublessee its agents and employees;

               2. To the extent required of Sublessor under the Master Lease, provide maintenance of all systems and equipment located within the Premises;

               3. To the extent required of Sublessor under the Master Lease, replace all broken or damaged plate glass and provide a certificate of plate glass insurance;

               4. Except to the extent Lessor is required to do so under the terms of the Master Lease, make all repairs to the interior of the Premises necessary to keep them in good condition excepting reasonable wear and tear;

                5. To the extent required of Sublessor under the Master Lease, provide and maintain in good repair all water, sewer, gas, electrical and other utility services to the Premises;

                6. To the extent required of Sublessor under the Master Lease, pay for all permit and inspection fees imposed by governmental authorities; and

                7. Comply with all rules and regulations governing the use and occupation of the Premises now existing or hereafter promulgated by Sublessor or Lessor.

      13. LATE CHARGES. Provided Sublessee pays all rental and other sums due hereunder in a timely manner, Sublessor shall timely pay to Lessor the rent payable under the Master Lease. To the extent Sublessee has not made all payments due hereunder when due, Sublessee shall be responsible for all late charges and all other fees and costs imposed by Lessor under the Master Lease for late payments. If Sublessee fails to make any payment of Base Rent or Sublease Additional Rent hereunder when due, in addition to the foregoing, Sublessee shall pay and be liable to Sublessor for, interest on any such delinquent amount, calculated at an annual rate equal to the Citibank, N.A. (New York) prime rate plus one percent (1%) from and after the due date of said payment until paid in full, without regard to whether Sublessor has incurred or paid any late charges or penalties under the Master Lease.

     14. CONDITION AND USE OF PREMISES. SUBLESSEE CURRENTLY OCCUPIES AND IS IN POSSESSION OF THE PREMISES AND SUBLESSEE ACKNOWLEDGES THAT IT IS TAKING THE PREMISES IN AN "AS IS, WHERE IS" CONDITION AS OF THE DATE HEREOF, EXCEPT FOR LATENT DEFECTS KNOWN TO SUBLESSOR THAT WOULD NOT HAVE BEEN DISCOVERED BY A REASONABLE VISUAL INSPECTION CONDUCTED PRIOR TO THE COMMENCEMENT DATE OF THE PRIOR SUBLEASE. Sublessor represents and warrants that with respect to Sublessor's use and occupancy of the Premises prior to the commencement date of the Prior Sublease, the Premises and tenant improvements constructed thereon were built in accordance with all laws, zoning codes, rules, regulations, ordinances, statutes, guidelines and other requirements applicable thereto, including, but not limited to the Americans with Disabilities Act. No promise of Sublessor to alter, remodel or improve the Premises, or any portion thereof, and no representation respecting the condition of the Premises or its compliance with the Americans with Disabilities Act (except as provided in this Paragraph
14) has been made by Sublessor or any employee, agent or representative of Sublessor to Sublessee. Notwithstanding any provision of the Master Lease to the contrary, Sublessee hereby agrees that the Premises shall at all times be used and occupied for the purpose of general offices and for no other use or purpose whatsoever.

     15. ALTERATIONS: IMPROVEMENTS. Sublessee agrees that any and all alterations and improvements to the Premises shall be subject to the Sublessor's prior written consent, which shall not be unreasonably withheld or delayed, and to the provisions of the Master Lease, if any, relating to alterations and improvements. Sublessor shall be entitled to all of the rights afforded Lessor under the Master Lease with respect to such alterations and improvements without diminishing any of the rights of Lessor thereunder. All alterations and improvements undertaken and performed by Sublessee shall be in made in a good and workmanlike manner in compliance with all applicable federal, state and local laws, zoning codes, rules, regulations, ordinances, statutes, guidelines and other requirements and the terms of this Sublease and the Master Lease. Further, unless otherwise directed under the terms of the Master Lease, all structural and/or permanent alterations and improvements undertaken and performed by Sublessee and approved, in advance, by Lessor and Sublessor specifically in writing may, at Sublessee's option, remain upon the Premises upon termination of the Sublease Term; provided that if Sublessee shall elect to remove said structural and/or permanent improvements, Sublessee shall repair and restore, at its sole cost and expense (including any and all permits or certificates that may be required to be obtained), the Premises to the same condition as existed immediately prior to the installation of such structural and/or permanent alteration or improvement.

     Sublessee shall indemnify, defend and hold harmless Sublessor, its successors and assigns against any and all actions, claims, costs, damages, demands, expenses (including attorneys' fees), injuries, judgments, liabilities, liens, losses and suits of every kind and nature paid, sustained, suffered or incurred in connection with and arising out of the removal, under the terms of the Master Lease, of any structural or permanent alterations and improvements performed by Sublessee and left on the Premises upon the expiration of the Sublease Term.

     16. INSURANCE.

          (a) Liability and Property Damage Insurance. Sublessee shall, at its sole cost and expense, obtain and maintain in effect during the Sublease Term, with a reputable and financially sound company acceptable to Sublessor and Lessor, comprehensive general liability and property damage or casualty insurance insuring Sublessee (and naming Lessor, Sublessor and the holder of any mortgage or trust deed on the Premises as additional insureds, with a severability of interest endorsement) with combined single limit coverage of $2,000,000.00 (or more if required by the Sublessor, Lessor or terms of the Master Lease) for each occurrence. Said insurance also shall fully cover the indemnities provided for in Paragraphs 9 and 10 above. The aforesaid insurance policy shall not be subject to cancellation except after at least thirty (30) days prior written notice to Sublessor, Lessor and the holder of any mortgage or trust deed on the Premises. An original certificate of insurance evidencing coverage in compliance with this Paragraph 16 shall be deposited with Sublessor within fifteen (15) days of execution of this Sublease, and Sublessee shall deliver to Sublessor original certificates

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
     of renewal or replacement policies not less than thirty (30) days prior to the expiration of any such insurance coverage.

          (b) Sublessee agrees that it shall pay any increase in Lessor's or Sublessor's insurance premiums caused by Sublessee's occupancy of the Premises.

          (c) Sublessor shall maintain such insurance as it is obligated to maintain under the Master Lease and shall deliver, on or before the Sublease Commencement Date, to Sublessee certificates evidencing such coverage or, in the alternative, Sublessor may elect to self-insure against any risk under the terms of the Master Lease in which event Sublessor shall deliver to Sublessee evidence of such self-insurance before the Sublease Commencement Date. Prior to the Sublease Commencement Date, Sublessor shall also deliver to Sublessee copies of all certificates of insurance Sublessor has received from Lessor under the Master Lease. Sublessor's insurance or self-insurance shall fully cover the indemnities of Paragraphs 9 and 10.

     17. WAIVER OF CLAIMS. Sublessee hereby waives any claim which may arise against Lessor or Sublessor during the Sublease Term for any loss or damage to any of Sublessee's property or the property of any of its agents, employees or invitees, located upon or constituting a part of the Premises, or for any liability relating to personal injury or death in or about the Premises which loss, damage or liability is covered by valid and collectible fire and extended coverage, personal property or public liability coverage under insurance policies. Inasmuch as the aforesaid wavier will preclude the assignment of any such claim by way of subrogation or otherwise to an insurance company or any other person, Sublessee agrees to give each insurance company which has issued fire and extended coverage, personal property, property or public liability coverage, written notice of the terms of said waiver immediately and shall have said insurance policies properly endorsed with a waiver of subrogation. Evidence of said wavier shall be forwarded to Sublessor upon request.

     18. COMPLIANCE WITH LAWS; NO ABATEMENT.

          (a) Subject to the terms and limitations of this Sublease and the Master Lease, Sublessee shall, throughout the Sublease Term, and at Sublessee's sole cost and expense, promptly comply or cause compliance with, and in any event shall not commit any act or omission within Sublessee's control which would result in any breach or violation of any and all laws which impose an obligation on Sublessee arising from or relating to the manner in which Sublessee conducts its business or uses the Premises including, without limitation, the Americans with Disabilities Act, or result in a breach of Sublessee's obligations under this Sublease or the Master Lease, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same shall be presently within the contemplation of Sublessor and Sublessee or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, irrespective of the cost thereof, which may be applicable to the Premises.

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
               (b) Subject to the terms and limitations of this Sublease and the Master Lease, and except as expressly provided in the Master Lease or this Sublease, no abatement, diminution or reduction in Base Rent or Sublease Additional Rent required to be paid by Sublessee shall be claimed by or allowed to Sublessee for any reason whatsoever, including but not limited to any inconvenience or interruption, cessation, or loss of business caused directly or indirectly by any present or future laws including, without limitation, the Americans with Disabilities Act, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner of thing resulting therefrom, or by any other cause or causes beyond the control of Sublessor or Sublessee, nor shall this Sublease be affected by any such causes; and no diminution in the amount of the space used by Sublessee caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Premises shall entitle Sublessee to any abatement, diminution or reduction of the rent required to be paid by Sublessee pursuant to the terms of this Sublease.

     19. DEFAULT. For purposes of this Sublease and notwithstanding the cure periods provided in the Master Lease, the Sublessee's cure periods for a default shall be as follows: (i) Sublessee shall have five (5) days, after written notice, to cure a default in the payment of any monies required to be paid hereunder; (ii) Sublessee shall have twenty-one (21) days to cure a default by Sublessee of any other provision of the Master Lease or this Sublease (provided, however, that Sublessee shall cure immediately any default for which it is responsible involving a hazardous condition); in the event said default cannot diligently be cured within such twenty-one (21) day period, such longer time as is suitable and reasonable shall be provided (however, no longer than is granted under the Master Lease) so long as Sublessee continuously and diligently pursues a cure; and (iii) Sublessee shall have fifty (50) days to obtain the dismissal of any bankruptcy or insolvency proceedings that may be commenced against Sublessee and the discharge of any receiver, trustee or assignee that may be appointed in any bankruptcy or insolvency proceedings. If Sublessee shall default in the fulfillment of any of its covenants and agreements set forth herein or under the Master Lease, and Sublessee shall fail to cure the default within the aforesaid periods, Sublessor shall have the following rights and remedies with respect to such default:

               (a) Terminate this Sublease pursuant to the terms herein, in which event Sublessee shall immediately surrender the Premises to Sublessor; and

               (b) Sue periodically to recover damages during the period corresponding to the portion of the Sublease Term for which suit is instituted.

In addition to the foregoing, and not in limitation thereof, Sublessor shall have the right, but shall not be obligated, to cure, after all cure periods provided Sublessee hereunder have expired, any breach or default of Sublessee under this Sublease, or the Master Lease, and any and all costs incurred by Sublessor in connection with the curing any such breach or default, together with interest at an annual rate equal to the Citibank N.A. (New York) prime rate plus one



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
percent (1%) calculated from the date of payment thereof by Sublessor to the date of reimbursement thereof from Sublessee to Sublessor, shall become immediately due and payable to Sublessor.

     20. SUBLESSOR'S DEFAULT; REMEDIES OF SUBLESSEE. In the event Sublessor fails to comply with a material obligation under the Master Lease and such failure results in a default thereunder. Sublessor shall reimburse Sublessee for any reasonable out-of-pocket expenses incurred by Sublessee in connection therewith upon receipt of evidence from Sublessee of the amount and payment of such out-of-pocket expenses.

     21. DAMAGE OR DESTRUCTION. If the Premises become partially damaged by fire or other casualty ("Casualty"), repairs or restoration shall be made in accordance with the terms of the Master Lease. The Master Lease also shall govern to what extent, if any, the rent payable by Sublessee to Sublessor hereunder shall be abated. If the Premises become destroyed or rendered inaccessible by Casualty at any time during the Sublease Term, the Base Rent and Additional Rent shall be paid to Sublessor to the date of Casualty and shall not be payable to Sublessor until the Premises substantially have been restored to the condition immediately prior to the occurrence of said Casualty. Sublessee agrees to be bound by Sublessor's or Lessor's decision, or the provisions of the Master Lease, as the case may be, as to whether or not the Premises are to be repaired or restored. If the Premises are not repaired or restored, and whether or not the Master Lease and the Sublease shall remain in effect, Sublessee shall pay rent to the date of Casualty.

     22. CONDEMNATION. If, as the result of any condemnation proceeding, Sublessor has the right to terminate the Master Lease, Sublessor shall immediately notify Sublessee of such right and of its recommendation with regard to the exercise of such termination rights. Sublessor shall decide, in its sole discretion, whether or not to terminate said Master Lease and shall provide Sublessee with written notice of such decision. If Sublessor elects to terminate the Master Lease, this Sublease, notwithstanding the language of Paragraph 8, shall automatically terminate on the earlier of (i) thirty (30) days after such written notice or (ii) the effective date of the termination of the Master Lease. If the Master Lease is not terminated as aforesaid, the extent to which, if any, rent due hereunder shall be abated shall be dependent upon whether or to what extent the rent due from Sublessor to Lessor under the Master Lease is abated.

     23. QUIET ENJOYMENT. So long as Sublessee is not in breach or default of the terms of this Sublease or the Master Lease, Sublessee quietly shall have and enjoy the Premises and all rights under this Sublease during the Sublease Term and Sublessor shall not interfere with Sublessee's use and enjoyment of the Premises by reason of any activities at the Premises, except as provided in this Sublease and the Master Lease.

     24. PARKING. As part of this Sublease, Sublessee shall be entitled to all and no greater rights for parking granted to Sublessor, as tenant, under Section
1.07 of the Master

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
Lease. Specifically, Sublessor shall grant to Sublessee for no additional payment and as part of Base Rent, the right to use the 18 parking spaces granted to Sublessor under the Master Lease which shall be reserved for Sublessee's exclusive use in the underground enclosed parking garage of the building in which the Premises are a part. In addition, and for no additional payment and as part of Base Rent, Sublessor shall grant to Sublessee the right to use 53 unreserved surface parking spaces in the parking zone adjoining the Premises granted to Sublessor under the Master Lease.

     25. BROKERS. The Parties hereby agree and represent that they have not dealt with any real estate brokers in connection with this transaction except Living Earth Realty Corp., representing Sublessee, and Wm. A. White/Grubb & Ellis, representing Sublessor. Sublessor and Sublessee shall be individually and solely responsible for any brokerage commissions or claims by their own broker in connection with this transaction. Sublessor agrees to indemnify Sublessee and hold Sublessee harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Sublessee by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Sublessor. Sublessee agrees to indemnify Sublessor and hold Sublessor harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Sublessor by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Sublessee.

     26. HOLDING OVER. If Sublessee retains possession of the Premises or any part thereof after the effective date of any termination of the Sublease Term, Sublessor may exercise any and all remedies provided in this Sublease or at law or in equity to recover possession of the Premises, and for damages. For each and every month or partial month Sublessee remains in occupancy of all or a portion of the Sublease Term, Sublessee shall pay monthly rental at a rate equal to 150% of Base Rent and Sublease Additional Rent.

     27. NON-WAIVER. Failure of either Party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but said Party shall have the right to declare any such default at any time and take such action in law or in equity, as might be lawful or authorized hereunder. No waiver by either Party of a default by the other Party shall be implied, and no express waiver by either Party shall affect any default other than the default specified in such waiver and then only for the time and extension therein stated. All rights and remedies specifically granted to either Party herein, shall be cumulative and not mutually exclusive.

     28. SURRENDER. Upon expiration of the Sublease Term hereof, or if, at any time prior to expiration of the Sublease Term this Sublease shall be terminated as a result of the Sublessee's default hereunder or otherwise, Sublessee immediately shall quit and surrender to Sublessor possession of the Premises, and all of Sublessor's furnishings and items of property



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
therein, in a broom-clean condition and in good order and repair, ordinary wear and tear excepted, and Sublessee shall remove all of its property therefrom, and at the option of and upon notice from Sublessor, any Lessor and Sublessor approved non-structural or non-permanent alterations or improvements made by or on behalf of Sublessee, all in accordance with the terms of the Master Lease. Sublessee's obligation to observe or perform this covenant shall survive the expiration or termination of this Sublease.

     29. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by personal delivery or two (2) days after deposit in the U.S. mail, by certified or registered mail, postage prepaid, return receipt requested, addressed to the Party to receive same at the address of such Party shown below or such other address as such Party may, by notice, hereafter furnish to the other:

Sublessor:                                   Sublessee:

KRAFT GENERAL FOODS, INC.                    MEDCO CONTAINMENT SERVICES, INC.
Three Lakes Drive                            100 Summit Avenue
Northfield, Illinois 60093                   Montvale, New Jersey 07645
Attn:  Commercial & Industrial Real          Attn: General Counsel
       Estate Department

with copies to:

Real Estate Counsel
Three Lakes Drive
Northfield, Illinois 60093

Sublessor agrees to provide Sublessee with copies of all notices forwarded to and received from Lessor pursuant to the Master Lease simultaneously and within one (1) day of Sublessor's forwarding or receipt, respectively.

     30. RECORDING. It shall be deemed an automatic default hereunder entitling Sublessor to immediately and without notice terminate this Sublease if Sublessee should record this Sublease, or any memorandum or summary thereof.

     31.  MISCELLANEOUS.

          (a) This Sublease constitutes the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby. This Sublease may be modified only by a written instrument executed by the Parties hereto. This Sublease is the result of the prior negotiations, conversations, representations,



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
agreements and understandings of the Parties and is to be construed as the jointly prepared product of the Parties.

     (b) The terms and provisions of this Sublease shall inure to the benefit of and shall be binding upon the Parties and their respective successors, representatives and assigns (subject to the provisions of Paragraph 7 hereof).

     (c) In the event of a conflict between the terms of this Sublease and the terms of the Master Lease as to and between the Parties, the terms of this Sublease shall govern.

     (d)  Time is of the essence of this Sublease.

     (e) This Sublease shall be construed in accordance with and governed by the laws of the State of New Jersey.

     (f) The paragraph headings used in this Sublease have been inserted for convenience and reference only and should not be construed to limit or restrict the terms and provisions, covenants and conditions hereof.

     (g) If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

     (h) This Sublease and any modifications or amendments thereof shall not take effect and be binding upon Sublessor until Sublessor obtains the approval or consent of the Lessor under the Master Lease if such approval or consent is required under the Master Lease.

     (i) Any and all unfulfilled duties, indemnities and obligations of the Parties shall specifically survive termination of this Sublease.

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
      IN WITNESS WHEREOF, the Parties have executed this Sublease as of the date set forth above.

SUBLESSOR:                          SUBLESSEE:

KRAFT GENERAL FOODS, INC., a        MEDICO CONTAINMENT SERVICES, INC.,
Delaware corporation                a Delaware corporation


By: /s/                             By: /s/ Joseph V. Valesio
    -----------------------------       ------------------------------
    Its: Assistant Treasurer            Its: Joseph V. Valesio
                                             Executive Vice President
                                             Division Management/
                                             Information Strategy

                                       15